Filed Pursuant to Rule 424(b)(5)

Registration No. 333-277196

(To Prospectus dated March 4, 2024)

566,040 Common Shares

DEFSEC Technologies Inc.

DEFSEC Technologies Inc. (formerly KWESST Micro Systems Inc.) (the “Company” or “DEFSEC”) is offering 566,040 common shares, no par value per share (each, a “Common Share”) at an offering price of CAD$3.64 per share directly to certain accredited investors pursuant to this prospectus supplement and the accompanying base prospectus (the “Offering”).

In a concurrent private placement, we are also offering to the purchasers of the Common Shares 566,040 warrants (the “Warrants”) to purchase up to 566,040 Common Shares. Each Warrant has an exercise price of CAD$4.27 per common share. The Common Shares issuable upon exercise of the Warrants are collectively referred to as the “Warrant Shares.” The Warrants will expire five years following the date of issuance. The Warrants and the Warrant Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Warrants and the Warrant Shares are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Our Common Shares are listed on the Nasdaq Capital Market (the "Nasdaq") under the stock symbol “DFSC”, listed for trading on the TSX Venture Exchange (the “TSXV”) under the stock symbol “DFSC”, and listed on the Frankfurt Stock Exchange under the stock symbol of “62U”. Certain of our outstanding common share warrants are listed for trading on Nasdaq under the trading symbol “DFSCW” and on the TSXV under the trading symbol “DFSC.WT.U”.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Shares held by non-affiliates, or our public float, was US$7.45 million based on 1,418,758 outstanding Common Shares held by non-affiliates on December 16, 2025 and a per share price of US$5.25, which was the closing price of our Common Shares on October 31, 2025 and is the highest closing sale price of our Common Shares on Nasdaq within the prior 60 days. In no event will we sell securities pursuant to a Registration Statement on Form F-3 in a public primary offering with value exceeding more than one-third of our public float in any 12-month calendar period so long as our public float remains below US$75 million and General Instruction I.B.5 of Form F-3 continues to apply to us. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12-month calendar period that ends on, and includes, the date of this prospectus supplement (but excluding this Offering). We are thus currently eligible to offer and sell up to an aggregate of US$2.48 million of our securities pursuant to General Instruction I.B.5 of Form F-3.

We are an emerging growth company and a smaller reporting company under Rule 405 of the United States Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and future filings.

The sales of the Common Shares will be made in accordance with securities purchase agreements, dated as of December 17, 2025, by and between us and the investors named therein (the “Securities Purchase Agreement”).

We have engaged H.C. Wainwright & Co., LLC  to act as our placement agent (the “Placement Agent”) in connection with this Offering. The Placement Agent is not purchasing or selling any of the securities offered pursuant to this prospectus supplement and the accompanying base prospectus. We will bear all costs associated with the Offering. See “Plan of Distribution” on page S-17 of this prospectus supplement for more information regarding these arrangements.

Investing in these securities involves certain risks. See “Risk Factors” on page S-12 of this prospectus supplement and the accompanying base prospectus, as well as the risk factors incorporated by reference into this prospectus supplement and accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

We have prepared this prospectus supplement in accordance with United States disclosure requirements.  Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board and thus may not be comparable to financial statements of United States companies.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share		Total
Offering price	CAD$	3.64	CAD$	2,060,385.60
Placement agent fees(1)	CAD$	0.273	CAD$	154,528.92
Proceeds to us, before expenses	CAD$	3.367	CAD$	1,905,856.68

(1)   We have agreed to pay the Placement Agent a cash fee equal to 7.5% of the aggregate gross proceeds of this Offering. In addition, we have agreed to issue to the Placement Agent or its designees, on a private placement basis, warrants to purchase a number of Common Shares equal to 7.5% of the Common Shares sold in this, at an exercise price of CAD$4.55 per share, which represents 125% of the public offering price per share (the “Placement Agent Warrants”). See “Plan of Distribution” for a description of compensation payable to the Placement Agent.

The delivery to purchasers of the securities in this Offering is expected to be made on or about December 18, 2025, subject to satisfaction of certain customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is December 17, 2025

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

-S-i-

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference herein. The second part, the accompanying base prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying base prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein and therein. We have not authorized, and the placement agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying base prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or of any sale of our securities.

This prospectus supplement and the accompanying base prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying base prospectus, respectively.

This prospectus supplement and the accompanying base prospectus contain and incorporate by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, accompanying base prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section entitled “Risk Factors” in this prospectus supplement and the accompanying base prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

We are offering to sell, and seeking offers to buy, the securities offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying base prospectus and the offering of the securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying base prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying base prospectus outside the United States. This prospectus supplement and the accompanying base prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying base prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Trademarks, service marks or trade names of any other companies appearing in this prospectus supplement are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to DEFSEC Technologies Inc., and its subsidiaries, unless otherwise indicated or required by the context.

Enforceability of Civil Liabilities

We are incorporated under the laws of British Columbia. Some of our directors and officers, and the experts named in this prospectus supplement and the accompanying base prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that United States investors will be able to enforce against us, members of our Board of Directors, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Financial Information and Currency

Unless otherwise indicated, all references in this prospectus supplement, the accompanying base prospectus, and the documents incorporated by reference herein and therein, to “dollars” or “CAD” or “$” are to Canadian dollars and all references to “USD” or “US$” are to United States dollars.

Exchange Rates

The following tables set forth the annual average exchange rates for the year ended September 30, 2025, September 30, 2024 and September 30, 2023, and the monthly average exchange rates for each month during the previous twelve months, as supplied by the Bank of Canada. These exchange rates are expressed as one United States dollar converted into Canadian dollars.

Period	Average
Year Ended September 30, 2025	1.3989
Year Ended September 30, 2024	1.3607
Year Ended September 30, 2023	1.3485

Month Ended	Average
November 30, 2025	1.4055
October 31, 2025	1.3992
September 30, 2025	1.3833
August 31, 2025	1.3802
July 31, 2025	1.3691
June 30, 2025	1.3674
May 31, 2025	1.386
April 30, 2025	1.3988
March 31, 2025	1.4359
February 28, 2025	1.4301
January 31, 2025	1.439
December 31, 2024	1.424

The daily average exchange rate on December 16, 2025 as reported by the Bank of Canada for the conversion of USD into CAD was US$1.00 equals CAD$1.3748.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein or therein contain “forward-looking statements” and “forward-looking information” within the meaning of United States and Canadian securities laws (collectively, “forward-looking statements”). Such forward-looking statements include, but are not limited to, information with respect to our objectives and our strategies to achieve these objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions. These forward-looking statements may be identified by the use of terms and phrases such as “may”, “would”, “should”, “could”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe”, or “continue”, the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking statements contain these terms and phrases. Forward-looking statements are provided for the purposes of assisting the reader in understanding us, our business, operations, prospects and risks at a point in time in the context of historical and possible future developments and therefore the reader is cautioned that such information may not be appropriate for other purposes.

Forward-looking statements relating to us include, among other things, statements relating to:

•	our expectations regarding our business, financial condition, results of operations and future capital raises;

•	the future state of the legislative and regulatory regimes, both domestic and foreign, in which we conduct business and/or may conduct business in the future;

•	our expansion into domestic and international markets;

•	our ability to attract customers and clients;

•	our marketing and business plans and short-term objectives;

•	our ability to obtain and retain the licenses and personnel we require to undertake our business;

•	our ability to deliver under contracts with customers;

•	anticipated revenue and related margin from professional service contracts with customers;

•	our strategic relationships with third parties;

•	our anticipated trends and challenges in the markets in which we operate;

•	governance of us as a public company; and

•	expectations regarding future developments of products and our ability to bring these products to market.

Forward-looking statements are based upon a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following risk factors:

•	limited operating history;

•	failure to realize growth strategy;

•	failure to complete transactions or realize anticipated benefits;

•	reliance on key personnel;

•	regulatory compliance;

•	competition;

•	changes in laws, regulations and guidelines;

•	demand for our products;

•	fluctuating prices of raw materials;

•	pricing for products;

•	ability to supply sufficient product;

•	potential cancellation or loss of customer contracts if we are unable to meet contract performance requirements;

•	expansion to other jurisdictions;

•	damage to our reputation;

•	operating risk and insurance coverage;

•	negative operating cash flow;

•	management of growth;

•	product liability;

•	product recalls;

•	environmental regulations and risks;

•	ownership and protection of intellectual property;

•	constraints on marketing products;

•	reliance on management;

•	fraudulent or illegal activity by our employees, contractors and/or consultants;

•	breaches of security at our facilities or in respect of electronic documents and data storage and risks related to breaches of applicable privacy laws;
•	government regulations regarding public or employee health and safety regulations, including public health measures in the event of pandemics or epidemics;

•	regulatory or agency proceedings, investigations and audits;

•	additional capital requirements to support our operations and growth plans, leading to further dilution to shareholders;

•	the terms of additional capital raises;

•	conflicts of interest;

•	litigation;

•	risks related to United States' and other international activities, including regional conflicts that may impact our operations;

•	risks related to security clearances;

•	risks relating to the ownership of our securities, such as potential extreme volatility in the price of our securities;

•	risks related to our foreign private issuer status;

•	risks related to our emerging growth company status;

•	risks related to our failure to meet the continued listing requirements of Nasdaq;

•	risks related to the liquidity of the Common Shares;

•	significant changes or developments in United States trade policies and tariffs that may have a material adverse effect on our business and financial statements;

•	risks related to United States tariffs, including potential supply chain disruptions, required operational adjustments, increased costs and potential logistical disruptions;

•	risks related specifically to United States tariffs on aluminum and steel; and

•	risks related to retaliatory tariffs imposed by Canada’s government affecting potential foreign sales.

Although the forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are based upon what we believe are reasonable assumptions, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking statements. Certain assumptions were made in preparing the forward-looking statements concerning availability of capital resources, business performance, market conditions and customer demand.

Consequently, all of the forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are qualified by the foregoing cautionary statements, and there can be no guarantee that the results or developments that we anticipate will be realized or, even if substantially realized, that they will have the expected consequences or effects on our business, financial condition or results of operation. Unless otherwise noted or the context otherwise indicates, the forward-looking statements contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein are provided as of the date hereof, thereof or the date of the document incorporated by reference, respectively, and we do not undertake to update or amend such forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this Offering and selected information appearing elsewhere in this prospectus supplement, the accompanying base prospectus, and in the documents we incorporate by reference herein and therein. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. You should read this entire prospectus supplement, and the accompanying base prospectus, carefully, including the “Risk Factors” section beginning on page S-12 of this prospectus supplement, the “Risk Factors” section beginning on page 6 of the accompanying base prospectus, the “Risk Factors” section of our most recent Annual Report on Form 20-F, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and our financial statements and the related notes and the other documents incorporated by reference in this prospectus supplement and the base prospectus.

Overview of the Company

DEFSEC Technologies Inc., formerly known as KWESST Micro Systems Inc., is an early-stage technology company that develops and commercializes next-generation tactical systems for military and security forces and public safety markets.

Our product development has focused on three niche market segments as follows:

The following is a summary of our main product and service categories for each business line:

Less-Lethal	Digitization	Counter-Threat

PARA SHOTTM products:

Non-reciprocating devices:

•    A single-shot device

•    A five-shot device

•    12-gauge shotgun (planning stage; not yet industrialized)

Reciprocating devices (Planning stage, not yet commercially available)

•    Replica pistol

•    AR style rifle

Cartridge

•    Blunt / training

•    Inert marking powder

•    Irritant powder

ARWEN® products:

•      Single shot 37mm launcher

•      Multi-round 37mm launcher

•      Baton blunt impact 37mm, and 40mm (final stages of commercialization)

•      37mm Chemical, irritant, and barricade-penetrating rounds

•      PARA SHOTTM training adapter for ARWEN Platform (in final stages of commercialization)

Products:

•      TASCS Indirect Fire Modules System (“TASCS IFM”)

•      TASCS Networked Observation and Reconnaissance System ("TASCS NORS")

•      New T-SAS Tactical Surveillance and Sniper system (“T-SAS™”)

Services:

•      ATAK Centre of Excellence

•      Lightning SaaS for Critical Incident Management System (“CIMS”) (not yet commercially available)

•      Task-order based software services on long-term government defence contracts

Products: • Battlefield Laser Detection Systems (“BLDS”) • Phantom Electronic Warfare device

Our core mission is to protect and save lives. We group our offerings for commercialization purposes into Military and Public Safety missions.

DEFSEC’s Public Safety offerings are comprised of:

▪

DEFSEC LightningTM: leverages the Company’s military digitization technology experience to provide responders to any type of incident with instant onboarding to the mission and TAK-enabled real-time situational awareness SaaS. This cloud-based platform includes TAK, as well as proprietary plug-in tools relevant to law enforcement, including ground search and rescue tools, TAK enabled sniper and surveillance tools (“T-SAS”). The Company is currently pursuing trials and pilots of the product as it continues development towards the full commercial release that is currently expected in early Fiscal 2026. We continue to demonstrate with potential law enforcement customers that are interested in the platform who could potentially subscribe ahead of the full release. Two such agencies remain in their internal business casing process which is expected to continue until early calendar 2026.

▪	Less-Lethal Munitions Systems:

o	PARA SHOTTM , a next-generation less-lethal system.

o	ARWEN® 37mm system, plus a new 40mm munition and new marking cartridges in 37mm and 40mm for realistic scenario training leveraging the PARA SHOTTM LEC technology.

DEFSEC’s Military offerings are comprised of:

▪	Digitization: task-order based software solutions;

▪	TASCS IFM and NORS;

▪	T-SASTM (also has strong public safety application);

▪	Lightning SaaS;

▪	Battlefield Laser Detection System (“BLDS”); and

▪	Phantom Electronic Warfare device. Development has been paused as we determine the best method to bring this product to market.

Strategy

Our strategy is to pursue and win large task-order based software development and digitization defense contracts for multi-year revenue visibility with prime defense contractors, with a particular focus on ATAK applications that can be leveraged to address similar requirements in the Public Safety Market complemented by our proprietary ARWEN® and PARA SHOTTM less-lethal products, where it is possible to drive sales and where the sales cycle is typically shorter than the more programmatic defense market.

Recent Developments

The following is a summary of major highlights that occurred during the year ended September 30, 2025:

•	On October 1, 2024 we updated investors on the ramp-up of activity on its sub-contract to Thales Canada in support of the Canadian Department of National Defence Land C4ISR series of contracts to modernize the Canadian Army's capabilities through advanced Land C4ISR systems program. As of 16 November, KWESST has completed its staffing with conditional offers accepted for all of the 16 positions on the program. The Company expects to continue to increase staffing, and related revenue, as future taskings are received.

•	On October 10, 2024 we announced our plan to proceed with a consolidation of our outstanding Common Shares on the basis of ten (10) pre-consolidation shares for each one (1) post-consolidation share (the “Reverse Split”). The Company believed that the Reverse Split was in the best interests of shareholders as it allowed the Company to ensure continued compliance with the Nasdaq minimum bid price requirements.

•	On October 21, 2024 we announced that, further to the Company's press release on October 10, 2024, the Company has received approval of the TSXV for the consolidation of the Company's issued and outstanding Common Shares on the basis of ten (10) pre-consolidation shares for each one (1) post-consolidation share.

•	On October 23, 2024 we announced that our wholly-owned subsidiary, KWESST Inc., had entered into a receivables facility agreement with a US-based global financing company. The facility provides up to CAD$250,000 advanced at a rate of 2.5% for the first thirty days and 1% for each ten days thereafter until receipt of funds from the receivable payee and limited to a total of 20% of the value of the receivable funded. Funds are advanced at 80% up front of the face value of the receivable with a 20% fee deposit retained by the financing company until the amount funded is fully repaid, following which any balance remaining of the 20% fee deposit is returned to KWESST Inc. The agreement grants security against KWESST Inc.’s receivables and other assets for funds advanced by the financing company. The initial term is for 12 months and may be terminated within such a term by KWESST Inc., subject to the payment of an early termination fee of 3% of the total limit of the facility.

•	On October 23, 2024 we announced we had completed our plan to ramp up volume production of ARWEN cartridges, including the new 40mm baton round following successful characterization testing by a recognized ballistics laboratory. The ARWEN system is long-established in the law enforcement community and was designed as an alternative to lethal force for maintaining public order in the event of riots and civil unrest during protests and demonstrations. Historically, the Company has offered a 37mm cartridge that fires from its ARWEN launchers. In a move to expand the market for ARWEN branded products and to leverage the large installed base of third-party 40mm firing platforms, KWESST announced and showcased a new 40mm baton cartridge at the annual SHOT Show in January 2024. Live fire demonstrations at the SHOT Show Range Day and other events since then have demonstrated the notable performance of the new 40mm baton cartridge.

•	On November 1, 2024 we announced the closing of a public offering of 3,889,000 pre-funded warrants at a public offering price of US$0.90 per Common Share. The gross proceeds from the offering were approximately US$3,500,000, before deducting placement agent fees of US$0.0675 per Common Share (being an aggregate of US$262,508 or 7.5% of the public offering price of the securities) and estimated offering expenses were approximately US$300,000. In addition, the Company issued to the placement agent as compensation for its services 194,450 Common Share purchase warrants with an exercise price of US$1.125 per share.

•	On November 11, 2024 we announced that it intends to issue a total of 119,047 Common Shares at a deemed price per Common Share of $0.84 per share, representing a 20% discount on the closing price of the Shares on the TSXV for settlement for reimbursement of business expenses incurred while representing the Company in an aggregate amount of $100,000 owed to a company controlled by Mr. David Luxton, Executive Chairman of the Company.

•	On November 12, 2024 we announced the closing of a brokered private placement offering to an institutional accredited investor for aggregate gross proceeds of approximately CAD$3.4 million (the “November 2024 Offering”). As a part of the November 2024 Offering, the Company issued 4,145,200 pre-funded warrants to acquire one Common Share at a price of CAD$0.824 per pre-funded warrant, inclusive of the exercise price of CAD$0.001 per Common Share. Each pre-funded warrant was bundled with one Common Share purchase warrant of the Company. We also announced that the Company amended the terms of the outstanding pre-funded warrants issued on November 1, 2024, as part of the Company's best efforts public offering in the United States. The amendments revised the exercise price of the pre-funded warrant from USD$0.001 to CAD$0.0014, revised currency references from USD to CAD, and removed the ability for the holder to exercise the pre-funded warrant on a cashless basis. The foregoing amendments were agreed to by the holder of such pre-funded warrants pursuant to a pre-funded warrant amendment agreement.

•	On November 13, 2024 we announced that we received a letter from Nasdaq, notifying the Company that it is eligible for an additional 180 calendar day period, or until May 12, 2025, to regain compliance with the minimum bid price requirement set forth under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”). The Company was first notified by Nasdaq of its failure to maintain the Minimum Bid Requirement on May 16, 2024, and was given until November 12, 2024, to regain compliance. The Company did not regain compliance with the Minimum Bid Requirement during the first 180 calendar day period. On November 13, 2024, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), we were provided with an additional and final 180 calendar day period, or until May 12, 2025, to regain compliance with the Minimum Bid Requirement. To regain compliance, the closing bid price of our Common Shares must meet or exceed US$1.00 per share for a minimum of ten consecutive business days at any time prior to the Compliance Date, unless the Nasdaq staff exercises its discretion to extend this ten-day period pursuant to Nasdaq Listing Rule 5810(c)(3)(H). Should the Company fail to cure the deficiency in the second 180-day extension period which ends May 12, 2025, no further extensions will be granted and the Nasdaq will initiate delisting procedures.

•	In December 2024, 2024 the LEC royalty payment due April 2025, in the amount of $200,000 was paid early to DEFSEC in exchange for a $25,000 reduction resulting in a net payment of $175,000.

•	On April 1, 2025, the Company announced the results of its special meeting of shareholders. The consolidation resolution was approved by a majority of the votes cast by the holders of common shares of the Company, either present in person or represented by proxy.

•	On April 21, 2025, the Company announced that it will effect a consolidation of the Company’s issued and outstanding common shares on the basis of twenty-one (21) pre-consolidation Shares for each one (1) post-consolidation Share. The Consolidation was effective at 12:01 a.m. Eastern Daylight Time April 23, 2025, on the Nasdaq and was effective at 12:01 a.m. Eastern Daylight Time on April 24, 2025, on the TSXV. While the Common Shares were expected to begin trading on the Nasdaq on a consolidated basis on or around April 23, 2025, due to the discrepancy in the effective date of the consolidation on both markets, trading in the securities of the Company was halted on April 23, 2025 and resumed trading on a consolidated basis on the Nasdaq and the TSXV at market open on April 24, 2025.

•	On May 8, 2025, the Company announced that it received a notification letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC notifying the Company that it has regained compliance with the Minimum Bid Requirement. The Notification Letter confirmed that the Company evidenced a closing bid price at or greater than the USD$1.00 per common share minimum requirement for 10 consecutive business days from April 24, 2025 to May 7, 2025. As a result, the listing matter has been closed.

•	On June 18, 2025, the Company announced receipt of a first order from a defense systems integrator for testing prototypes of its newest generation of the BLDS for a major North American armored vehicle program. On August 4, 2023, KWESST delivered earlier versions of the BLDS technology to an overseas NATO country through a European defense integrator.

•	On June 25, 2025, the Company announced that it changed its name to “DEFSEC Technologies Inc.” at the opening of its expanded new facility at 80 Hines Road in Kanata North, Ottawa, Ontario. The change became official on June 30, 2025.

•	On July 24, 2025, the Company announced the pricing of a public offering whereby on July 25, 2025 it issued 759,879 Common Shares of the Company (or pre-funded warrants in lieu thereof), together with Common Share purchase warrants to purchase up to 759,879 Common Shares at a combined public offering price of CAD$8.955 per share (or pre-funded warrants in lieu thereof) and accompanying warrant (the “August 2025 Offering”). The warrants have an exercise price of CAD$10.52 per share, are exercisable upon issuance and will expire five years following the date of issuance. The public offering closed on August 7, 2025. In connection with the offering, DEFSEC paid a cash fee to the placement agent in an amount of CAD$510,354 and issued to the placement agent or its designees 56,991 placement agent’s warrants entitling the holder to acquire one common share of DEFSEC for a period of five years from the commencement of sales of the offering at an exercise price of CAD$11.1938 per common share.

The following is a summary of major highlights that occurred subsequent to the year ended September 30, 2025:

•	On October 29, 2025, the Company announced its continued ramp-up both of its Canadian Government Defence Programs: The Directorate Land Command Systems Program Management Software Engineering Facility (“DSEF”) Professional Services program – the Canadian Army’s central provider of Command and Control Specialty Applications in the areas of Indirect Fire Control software, Artillery Fire Control software, and Sniper Ballistics Control software development and support services and the Land C4ISR series of contracts to modernize the Canadian Army’s capabilities through advanced land command, control, communications, computers, intelligence, surveillance and reconnaissance systems program under subcontract to Thales Canada. As of the date of the announcement, DEFSEC had fully staffed twenty-four personnel across the programs, with continued increase in accordance with the release of new taskings.

•	On December 5, 2025, the Company announced momentum in its government services business and that it expects to add an additional 15 roles to the 24 roles previously disclosed in the Company’s news release dated October 29, 2025, for a total of 39 roles staffed commencing in February 2026. The roles were staffed with a large part of the increase due to an expansion of work scope with the DSEF contract for digital modernization of the Canadian Armed Forces. The Company arranged to fast track the fulfillment of this new work scope requirement by subcontracting 13 of the additional 15 roles from ADGA Group Consultants Inc. (“ADGA”). Commencement of work in February 2026 is subject to customary administrative onboarding procedures. The Company has already received DSEF’s statement of work and expects to complete onboarding procedures in time for the February start.

Risk Factors

Our business is subject to a number of risks which you should be aware of before making an investment decision. You should carefully consider all of the information set forth in this prospectus supplement and, in particular, should evaluate the specific factors set forth under “Risk Factors” in deciding whether to invest in our securities. These risks include but are not limited to the following:

•	You may experience future dilution as a result of future equity offerings.
•	Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
•	We have limited operating experience as a publicly-traded company in the United States.
•	We incur significantly increased costs and devote substantial management time as a result of operating as a United States public company.

•	Global inflationary pressure may result in lower gross margins on our future product sales if we are unable to pass on the related increase in cost to our customers through an increase in the price of our products.

•	We may incur higher costs or unavailability of components, materials and accessories.

•	Our inability to comply with Nasdaq’s or the TSXV’s continued listing requirements could result in our Common Shares being delisted, which could affect the market price and liquidity of our securities and reduce our ability to raise capital.

•	We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our securities less attractive to investors.

•	There can be no certainty that we will ever achieve, or sustain, profitability or positive cash flow from our operating activities.

•	Our ability to generate substantial revenue growth, or to sustain any revenue growth that is achieved.

•	Reliance on third-party suppliers may create risks related to our potential inability to obtain an adequate supply of components or materials and reduced control over pricing and timing of delivery of components and materials.

•	Potential cancellation or loss of customer contracts if we are unable to meet contract performance requirements.

•	We will be reliant on information technology systems and may be subject to damaging cyber-attacks.

•	Protecting and defending against intellectual property claims may have a material adverse effect on our business.

•	Our business is subject to certain risks inherent in international business, including regional conflicts that may impact our operations and may be beyond our control.

•	Our directors, officers or members of management may have conflicts of interest and it may not be possible for foreign investors to enforce actions against us, and our directors and officers.

•	Our insurance policies may be inadequate to fully protect us from material judgments and expenses.

•	Our Common Shares may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Common Shares.

•	We are subject to extensive government regulation in the United States for our products and may not be able to comply with changes in government policies and legislation.

•	Rapidly changing technology and evolving industry standards could result in product obsolescence or short product life cycles.

•	If we are unable to satisfy the requirements of Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) or our internal controls over financial reporting are not effective, the reliability of our financial statements may be questioned.

•	We may lose foreign private issuer status in the future, which could result in additional costs and expenses.

Implications of Being an Emerging Growth Company

As a company with less than USD$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include:

•	reduced executive compensation disclosure;

•	exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation; and

•	an exemption from the auditor attestation requirement under Section 404 of Sarbanes-Oxley (“Section 404”) in the assessment of the emerging growth company’s internal control over financial reporting.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least USD$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (c) the date on which we have, during the preceding three-year period, issued more than USD$1.235 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our Common Shares that are held by non-affiliates exceeds USD$700 million. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which may be less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Corporate Information

We are a corporation domiciled in Canada and were incorporated under the Business Corporations Act (British Columbia) on November 28, 2017. Our registered and head office is located at 2900 - 550 Burrard Street, Vancouver, British Columbia V6C 0A3 and our principal place of business is located at 80 Hines, Suite #300, Ottawa, Ontario, Canada, K2K 2T8. Our internet site is https://www.defsectec.com; our telephone number is (613) 241-1849.

The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying base prospectus in deciding whether to purchase the Common Shares.

Our registered agent in the United States is C T Corporation System, located at 1015 15th Street N.W., Suite 1000 and its telephone number is (202) 572-3133.

THE OFFERING

Issuer	DEFSEC Technologies Inc.
Common Shares Offered by Us	566,040 Common Shares.
Concurrent Private Placement

Concurrently with this Offering of Common Shares, we intend to sell Warrants, together with the Common Shares sold in this Offering, to purchase up to 566,040 Common Shares, directly to the purchasers in a private placement offering. The Warrants have an exercise price of CAD$4.27 per Common Share and will be exercisable immediately for a term of five years following the date of issuance. The Warrants and the Common Shares issuable upon exercise of the Warrants are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus but are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. The closing of the concurrent private placement offering and the closing of this Offering are not contingent upon each other.

Common Shares Outstanding Following this Offering(1)	1,993,626 Common Shares.
Symbol and Listing	Our Common Shares are listed for trading on Nasdaq under the stock symbol “DFSC”, listed for trading on the TSXV under the stock symbol “DFSC.V”, and listed on the Frankfurt Stock Exchange under the stock symbol of “62U2”.

Use of Proceeds

We expect to receive approximately $1.7 million in net proceeds from the sale of securities offered by us in this Offering, after deducting estimated placement agent commissions and estimated offering expenses payable by us of approximately $0.4 million.

We intend to use the net proceeds from this Offering for working capital and general corporate purposes. See “Use of Proceeds” for a more complete description of the intended use of proceeds from this Offering.

Lock-up	We have agreed with the Placement Agent that the Company will not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities for a period of thirty (30) days from the closing date of the Offering, and our directors and executive officers have agreed to the same undertakings for a period of thirty (30) days from the closing date of the Offering. See Plan of Distribution for additional information.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of factors you should carefully consider before investing in our securities.

(1)	The number of Common Shares shown above to be outstanding after this Offering is based on 1,427,586 Common Shares outstanding as of December 16, 2025, and excludes as of such date (US$ equivalent is based on a conversion rate of CAD$1.3748):

•	20,024,008 warrants to purchase 1,263,125 Common Shares at a weighted average exercise price of $39.85 (US$28.99) per share;

•	151,734 pre-funded warrants to purchase 723 Common Shares at an exercise price of CAD$2.94 per share;

•

995 Common Shares issuable upon the exercise of outstanding but unexercised stock options to purchase Common Shares, under our Long-Term Performance Incentive Plan as approved by our shareholders on August 26, 2024 (“LTIP”) at a weighted average exercise price of $554.42 (US$403.27) per share;

•	up to 566,040 Common Shares issuable upon the exercise of the Warrants; and

•	up to 42,453 Common Shares issuable upon the exercise of the Placement Agent Warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described below and the risk factors discussed in the sections entitled “Risk Factors” contained in the accompanying base prospectus and our most recent Annual Report on Form 20-F, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC and incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with all of the other information contained in this prospectus supplement and the accompanying base prospectus. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or this prospectus supplement and the accompanying base prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our Common Shares could decline and you might lose all or part of your investment.

Risks Related to This Offering

We are selling a substantial number of Common Shares in this Offering, which could cause the price of our Common Shares to decline.

In this Offering, we will sell 566,040 Common Shares. The existence of the potential additional Common Shares in the public market, or the perception that such additional shares may be in the market, could adversely affect the price of our Common Shares. We cannot predict the effect, if any, that market sales of those Common Shares or the availability of those Common Shares for sale will have on the market price of our Common Shares.

Our management will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this Offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by investors in this Offering, and investors purchasing Common Shares or other securities in future offerings could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares in future transactions may be higher or lower than the price per share paid by investors in this Offering.

In addition, you may experience dilution upon the exercise of the Warrants and/or Placement Agent Warrants being issued in the concurrent private placement and/or upon the exercise of outstanding warrants, pre-funded warrants and options of the Company.

We may not meet the continued listing requirements of Nasdaq or the TSXV, which could cause our Common Shares to be delisted.

To maintain the listing of our Common Shares on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those related to the price of our Common Shares. Pursuant to the requirements of Nasdaq, if the closing bid price of a company’s stock falls below US$1.00 per share for 30 consecutive business days (the “Minimum Bid Requirement”), Nasdaq will notify the company that it is no longer in compliance with the Nasdaq listing qualifications. If a company is not in compliance with the Minimum Bid Requirement, the company will have 180 calendar days to regain compliance.

There can be no assurance that we will regain and maintain compliance with the Minimum Bid Requirement and the other listing requirements of the Nasdaq, or that we will not be delisted. If we are not able stay in compliance with the relevant Minimum Bid Requirement, there is a risk that our Common Shares may be delisted from Nasdaq.

The Company’s continued listing on the TSXV is subject to the Company’s compliance with the TSXV’s ongoing listing requirements, including maintaining minimum levels of financial condition, public float, market capitalization, and operational activity. There can be no assurance that the Company will continue to satisfy these requirements.

Delisting the Company or the Common Shares from any stock exchange could have a negative effect on the liquidity of the Company’s Common Shares and/or the ability of a shareholder to trade in Common Shares of the Company and could have an adverse effect on the Company’s ability to raise future equity financings.

As a foreign private issuer, we follow certain home country corporate governance practices instead of certain Nasdaq corporate governance requirements applicable to United States domestic companies.

As a foreign private issuer whose securities are listed on Nasdaq, we are permitted to follow certain home country corporate governance practices instead of certain corporate governance requirements of Nasdaq. Currently, we follow certain home country corporate governance practices instead of those otherwise required under the Nasdaq rules for U.S. domestic issuers, including practices in lieu of the Nasdaq requirements to (i) hold an annual meeting of shareholders no later than one year after the end of the Company's fiscal year-end; (ii) maintain the minimum quorum requirement for a meeting of shareholders of 33 1/3 % of the outstanding Common Shares; (iii) maintaining nominating and compensation committees comprised solely of independent directors; and (iv) obtaining shareholder approval for certain dilutive events (such as issuances that will result in a change of control, certain transactions other than a public offering involving issuances of a 20% or greater interest in us and certain acquisitions of the stock or assets of another company)

Any foreign private issuer exemptions we avail ourselves of in the future may reduce the scope of information and protection to which you are otherwise entitled as an investor. Accordingly, our shareholders may not be afforded the same protection as provided under Nasdaq corporate governance rules for U.S. domestic issuers.

If we were to constitute a “passive foreign investment company” or “PFIC”, adverse U.S. federal income tax consequences may result for U.S. investors.

We believe that we were not a PFIC (as defined below under the heading “Certain U.S. Federal Income Tax Considerations”) for our most recently completed tax year. Our PFIC classification for our current or future tax years is uncertain and may depend on, among other things, how quickly we may raise cash pursuant to this Offering and other offerings, the manner in which, and how quickly, we utilize our cash on hand and the cash proceeds received from this Offering and other offerings, as well as on changes in the market value of our Common Shares. Whether we are a PFIC for any taxable year will also depend on the composition of our income and the composition, nature and value of our assets from time to time (including the value of our goodwill, which may be determined by reference to the value of the Common Shares, which could fluctuate).  Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested.  PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually.  Consequently, there can be no assurance that we have never been, are not, and will not become a PFIC for any tax year during which a U.S. Holder (as defined below under the heading “Certain U.S. Federal Income Tax Considerations”) holds Common Shares. If we are a PFIC for any year during a U.S. Holder’s holding period of Common Shares, then such U.S. Holder generally will be required to treat any gain realized upon a disposition of its Common Shares, or any so-called “excess distribution” received on its Common Shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. Holder. Subject to certain limitations, these tax consequences may be mitigated if a U.S. Holder makes a timely and effective QEF Election (as defined below under the heading “Certain U.S. Federal Income Tax Considerations”) or a Mark-to-Market Election (as defined below under the heading “Certain U.S. Federal Income Tax Considerations”). U.S. taxpayers should be aware that, for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record-keeping requirements of a PFIC, or that we will make available to U.S. taxpayers the information such U.S. taxpayers require to make a QEF Election with respect to us or any subsidiary of ours that also is classified as a PFIC. Accordingly, prospective investors should assume that a QEF Election will not be available. A U.S. Holder that makes the Mark-to-Market Election with respect to the Common Shares generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the U.S. Holder’s adjusted tax basis therein. This paragraph is qualified in its entirety by the discussion below under the heading “Certain U.S. Federal Income Tax Considerations — Passive Foreign Investment Company Rules”. Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Common Shares.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, may adversely impact us and the value of our Common Shares.

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect us or holders of our Common Shares. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact our financial performance and the value of our Common Shares. Such proposed legislation remains subject to change, and its impact on us and purchasers of our Common Shares is uncertain.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of our Common Shares in this Offering will be approximately US$1.2 million, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this Offering for working capital requirements, general corporate purposes and the advancement of its business objectives.

This expected use of the net proceeds from this Offering and our existing cash represents our intentions based upon our current plans, financial condition and business conditions. The amount, timing and nature of specific expenditures of net proceeds from this Offering will depend on a number of factors, including the timing, scope, progress and results of our development efforts and the timing and progress of any collaboration efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this Offering. Accordingly, we will retain broad discretion over the use of such proceeds.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 566,040 Common Shares in this Offering.

Share Capital

Common Shares

A description of the Common Shares that are being offered hereby is set forth hereunder and under the heading “Description of Common Shares” starting on page 15 of the accompanying base prospectus. As of December 16, 2025, there were 1,427,586 Common Shares outstanding.

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

Concurrently with the sale of the Common Shares in this Offering, we will issue to the investors in this Offering, Warrants to purchase up to an aggregate of 566,040 Common Shares at an exercise price of CAD$4.27 per share. The Warrants are immediately exercisable and will expire five years from the date of issuance.

We will receive gross proceeds from the concurrent private placement transaction solely to the extent such Warrants are exercised for cash.

The Warrants and Warrant Shares are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the investors may only sell Common Shares issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant which will be filed with the SEC as an exhibit to a Current Report on Form 6-K in connection with this Offering and incorporated by reference into this prospectus supplement and the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Warrant for a complete description of the terms and conditions of these Warrants.

Warrants

Overview. Each Warrant is exercisable to purchase one common share at an exercise price of CAD$4.27 per share. The Warrants are immediately exercisable and will expire five years from the date of issuance. The exercise price and number of Warrant Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our common shares and the exercise price, subject to certain limitations. The Warrants will be issued separately from the common shares.

Exercise Limitation. The holder will not have the right to exercise any portion of the Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, the holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Exercise Price Adjustment. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Shares.

Cashless Exercise. If at any time after the six-month anniversary of the issuance of the Warrants there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the Warrant Shares, in lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of any Warrants in payment of the aggregate exercise price, the holder may, at its option, instead receive upon such exercise (either in whole or in part) only the net number of common shares determined according to a formula set forth in the Warrants.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. There is no established trading market for the Warrants and we do not expect a market to develop. in addition, we do not intend to apply for the listing of the Warrants on any national securities exchange or other trading market. Without an active trading market, the liquidity of the Warrants will be limited.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Warrants with the same effect as if such successor entity had been named in the Warrant itself. If holders of our Common Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Warrants following such fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Common Shares, the holder of a Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Warrant.

Resale/Registration Rights. We are required within 30 days of the date of the Securities Purchase Agreement to file a registration statement providing for the resale of the Warrant Shares. We are required to use commercially reasonable efforts to cause such registration to become effective within 60 days following the date of the Securities Purchase Agreement (or within 90 calendar days following the Closing Date if the SEC has elected to review such registration statement) and to keep such registration statement effective at all times until no investor owns any Purchase Warrants or Warrant Shares.

Placement Agent Warrants

We have also agreed to issue to H.C. Wainwright & Co., LLC (or its permitted assignees) warrants to purchase a number of Common Shares equal to 7.5% of the aggregate number of Common Shares sold in this offering, or 42,453 Common Shares. The Placement Agent Warrants and the Common Shares issuable thereunder are not being registered pursuant to this prospectus supplement and the accompanying base prospectus. The Placement Agent Warrants will have substantially the same terms as the Warrants described above. The Placement Agent Warrants will have an exercise price of CAD$4.55 per share (representing 125% of the purchase price of the Common Shares and accompanying Warrant) and will expire five (5) years following the commencement of the sales pursuant to this Offering. The summary of certain terms and provisions of the Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Warrant, which will be filed with the SEC as an exhibit to a Current Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent to solicit offers to purchase the Common Shares offered by this prospectus supplement. The Placement Agent is not purchasing or selling any such securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use its "reasonable best efforts" to arrange for the sale of such securities by us. Therefore, we may not sell all of the Common Shares being offered. The terms of this Offering are subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Placement Agent will have no authority to bind us by virtue of their engagement agreement. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this Offering. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. The Placement Agent may retain sub-agents and selected dealers in connection with this Offering.

Delivery of the Common Shares offered hereby is expected to occur on or about December 18, 2025, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per security public offering price, per security commissions we will pay to the placement agent in connection with the sale of the securities pursuant to this prospectus supplement, per security proceeds, before expenses, to us, and related totals.

	Per Common Share
Offering price	CAD$	3.64
Placement agent fees (7.5%)	CAD$	0.273
Proceeds to us, before expenses	CAD$	3.367

We have agreed to pay the Placement Agent in connection with this Offering (i) a cash fee equal to 7.5% of the aggregate gross proceeds of this Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds of this Offering, and (iii) up to US$40,000 for fees and expenses of legal counsel and other out-of-pocket expenses.

We estimate that the total expenses payable by us in connection with this Offering, excluding the Placement Agent fees and expenses referred to above, will be approximately US$0.3 million.

Placement Agent Warrants

In addition, we have agreed to issue to the Placement Agent, or its designees, at the closing of this offering, the Placement Agent Warrants to purchase 7.5% of the number of Common Shares sold in this Offering (or warrants to purchase up to 42,453 Common Shares), at an exercise price of CAD$4.55 per share (representing 125% of the offering price per common share and accompanying Warrant). The Placement Agent Warrants and Common Shares issuable upon exercise thereof are not being registered pursuant to this prospectus supplement and accompanying base prospectus.

The Placement Agent Warrants will be exercisable immediately upon issuance and will expire five (5) years from the commencement of sales in the offering.

Except as provided above, the Placement Agent Warrants will have substantially the same terms as the Purchase Warrants issued to the investors in the concurrent private placement.

Right of First Refusal

We have also granted the Placement Agent a right of first refusal to act as the sole book-running manager, underwriter or placement agent, as applicable, for each and every future debt financing or refinancing and public or private equity offering or acquisition or disposition by us or any of our successors or subsidiaries from the date hereof until the 12-month anniversary following consummation of this Offering, subject to certain exceptions.

Tail Financing Payments

We have also agreed to pay the Placement Agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this Offering, if any investor, who was contacted or introduced to us by the Placement Agent during the term of the engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of our engagement agreement.

Company Lock-up Agreement; Variable Rate Transactions

We have agreed to be subject to a lock-up for a period of thirty (30) days following the date of closing of the Offering pursuant to this prospectus supplement and accompanying base prospectus. This means that, during the applicable lock-up period, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or their equivalents, subject to certain exceptions. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our Common Shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of two years following the closing date of this Offering (referred to as a Variable Rate Transaction in the Securities Purchase Agreement).

Director and Officer Lock-Up Agreements

Pursuant to “lock-up” agreements, our executive officers, directors and their affiliates have agreed, for a period of thirty (30) days from the date of this prospectus supplement not to, directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) our Common Shares , enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Shares, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Shares or securities convertible into or exercisable or exchangeable for Common Shares or any other of our securities or publicly disclose the intention to do any of the foregoing, subject to customary exceptions, without the prior written consent of the Placement Agent.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of Common Shares by Wainwright acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities;

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution

Other Relationships

From time to time, the Placement Agent has provided and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Except as disclosed in this prospectus supplement, we have no present arrangements with the Placement Agent for any services. The Placement Agent also acted as our exclusive placement agent in connection with our July 2025 public offering, for which it received compensation.

Pricing of the Offering

The public offering price and other terms of the securities we are offering were determined by negotiations between us and the investors, in consultation with the placement agent, based on the closing price of our Common Shares on TSXV on the pricing date and may reflect a discount of up to 15% (the maximum allowable discount under TSXV rules), among other factors. Other factors considered in determining the public offering price and other terms of the securities we are offering include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the Offering and such other factors as were deemed relevant.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the placement agent that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Listing

Our Common Shares are listed for trading on Nasdaq under the stock symbol “DFSC”, listed for trading on the TSXV under the stock symbol “DFSC.V”, and listed on the Frankfurt Stock Exchange under the stock symbol of “62U”. Certain of our outstanding warrants are listed for trading on Nasdaq under the trading symbol “DFSCW” and on the TSXV under the trading symbol “DFSC.WT.U”.

LEGAL MATTERS

Dorsey & Whitney LLP, Toronto, Ontario, is acting as counsel to the Company regarding U.S. securities law and tax matters. Bennett Jones LLP, Toronto, Ontario, is acting as counsel to the Company regarding Canadian securities and corporate law matters and has provided an opinion on the validity of the securities being offered. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the Placement Agent.

EXPERTS

MNP has consented to the inclusion of its report with respect to DEFSEC’s consolidated financial statements as at and for the year ended September 30, 2024, in this prospectus supplement, in the form and context in which it is included, and has authorized the contents of that part of the Registration Statement. The audit report covering the September 30, 2024 consolidated financial statements contains an explanatory paragraph that states that the Company’s significant losses and negative operating cash flows raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

KPMG has consented to the inclusion of its report with respect to DEFSEC’s consolidated financial statements as at and for the years ended September 30, 2023 and September 30, 2022, in this prospectus supplement, in the form and context in which it is included, and has authorized the contents of that part of the Registration Statement. The audit report covering the September 30, 2023 and September 30, 2022 consolidated financial statements contains an explanatory paragraph that states that the Company’s significant losses and negative operating cash flows raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this prospectus supplement. This prospectus supplement constitutes a part of that registration statement, does not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

INCORPORATION OF DOCUMENTS BY REFERENCE

This prospectus supplement is part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference is considered to be part of this prospectus supplement and you should read it with the same care that you read this prospectus supplement, the accompanying base prospectus and any subsequent prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed.

The following documents filed by the Company are specifically incorporated by reference into, and form an integral part of, this prospectus supplement:

a)	our Annual Report on Form 20-F for the fiscal year ended September 30, 2024 filed with the SEC on December 30, 2024, as amended on October 14, 2025;

b)	the Current Reports on Form 6-K furnished to the SEC on February 18, 2025, March 19, 2025, April 21, 2025, April 23, 2025, May 16, 2025, and August 13, 2025;

c)	the description of our Common Shares contained in our Registration Statement on Form F-1 (File No. 333-266897), filed with the SEC on November 14, 2022; and

d)	Any such documents which are filed on Form 40-F or Form 20-F, as applicable, with, or (if and to the extent expressly provided) furnished on Form 6-K to, the SEC after the date of this prospectus supplement and prior to the termination of this Offering shall be deemed to be incorporated by reference in the accompanying base prospectus and this prospectus supplement and the registration statement on Form F-3, of which the accompanying base prospectus and this prospectus supplement form part. In addition, the Company may incorporate by reference into the accompanying base prospectus or the registration statement on Form F-3 to which this prospectus supplement relates other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, if and to the extent expressly provided therein. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated or deemed to be incorporated herein or therein by reference.

Any statements made in a document incorporated by reference in this prospectus supplement are deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement in this prospectus supplement or in any other subsequently filed document, which is also incorporated by reference, modifies or supersedes the statement. Any statement made in this prospectus supplement is deemed to be modified or superseded to the extent a statement in any subsequently filed document, which is incorporated by reference in this prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The information relating to us contained in this prospectus supplement should be read together with the information in the documents incorporated by reference. In addition, certain information, including financial information, contained in this prospectus supplement or incorporated by reference in this prospectus supplement should be read in conjunction with documents we have filed with the SEC.

We will provide to each person, including any beneficial holder, to whom a prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Requests for documents should be by writing to or telephoning us at the following address: DEFSEC Technologies Inc., 80 Hines, Suite #300, Ottawa, Ontario, Canada, K2K 2T8, (613) 241-1849. Exhibits to these filings will not be sent unless those exhibits have been specifically incorporated by reference in such filings.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to this Offering. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, or disposition of Common Shares. This summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax considerations applicable to such U.S. Holder, including without limitation specific tax considerations applicable to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax considerations applicable to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. state and local, and non-U.S. tax considerations applicable to the acquisition, ownership, or disposition of Common Shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax considerations applicable to U.S. Holders discussed in this summary. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary. There can be no assurance that the IRS will not challenge one or more of the tax considerations discussed in this summary.

This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed) promulgated thereunder, published rulings of the IRS, published administrative positions of the IRS, the Convention between the United States of America and Canada with respect to Taxes on Income and on Capital of 1980, as amended (the “Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares acquired pursuant to this Offering that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are banks, financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Common Shares in connection with the cancellation or exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships or other pass-through entities (and investors in such partnerships and entities); (i) are S corporations (and shareholders or investors in such S corporations); (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares; (k) are U.S. expatriates or former long-term residents of the United States, (l) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States, or (m) are subject to special tax accounting rules with respect to Common Shares. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax considerations applicable to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax considerations applicable to such entity or arrangement and the partners (or other owners) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or other owners). This summary does not address the tax consequences to any such partner or owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or other “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal, U.S. state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Acquisition, Ownership and Disposition of Common Shares

The following discussion describes the general rules applicable to the ownership and disposition of the Common Shares, but is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules”.

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of our current or accumulated “earnings and profits”, as computed under U.S. federal income tax principles. To the extent that a distribution exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see “Sale or Other Taxable Disposition of Common Shares” below). However, we may not maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by us with respect to the Common Shares will constitute dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction” in respect of dividends received from domestic corporations. Subject to applicable limitations and provided we are eligible for the benefits of the Convention or the Common Shares are readily tradable on an established securities market in the United States, dividends paid by us to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that we are not classified as a PFIC in the tax year of distribution or in the preceding tax year. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s adjusted tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss recognized on such sale or other disposition generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for longer than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company Rules

If we were to constitute a “passive foreign investment company” within the meaning of Section 1297(a) of the Code (a “PFIC”) for any tax year during a U.S. Holder’s holding period for our Common Shares, then certain potentially adverse rules would affect the U.S. federal income tax considerations applicable to such U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. We believe that we were not a PFIC for our most recently completed tax year. Our PFIC classification for our current or future tax years is uncertain and may depend on, among other things, how quickly we may raise cash pursuant to this Offering and other offerings, the manner in which, and how quickly, we utilize our cash on hand and the cash proceeds received from this Offering and other offerings, as well as on changes in the market value of the Common Shares. Whether we are a PFIC for any taxable year will also depend on the composition of our income and the composition, nature and value of our assets from time to time (including the value of our goodwill, which may be determined by reference to the value of the Common Shares, which could fluctuate).  Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. No opinion of legal counsel or ruling from the IRS concerning our status as a PFIC has been obtained or is currently planned to be requested.  PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question, and is determined annually.  Consequently, there can be no assurance that we have never been, are not, and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.

In addition, for any tax year in which we are classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require, which filing obligation would generally commence in the first tax year in which we are classified as a PFIC and in which such U.S. Holder holds Common Shares. A failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC if, after the application of certain “look-through” rules with respect to our subsidiaries in which we hold at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of our gross income for such tax year is passive income (the “PFIC income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income (the “PFIC asset test”), based on the quarterly average of the fair market value of such assets. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Cash is generally a passive asset for these purposes.

For purposes of the PFIC income test and PFIC asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (i) held a proportionate share of the assets of such other corporation and (ii) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and PFIC asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain “related persons” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

Under certain attribution rules, if we are a PFIC, U.S. Holders will generally be deemed to own their proportionate share of the our direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”), and will generally be subject to U.S. federal income tax on their proportionate share of (i) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (ii) a disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC. In addition, U.S. Holders may be subject to U.S. federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of Common Shares. Accordingly, U.S. Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of Common Shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC for any tax year during which a U.S. Holder owns Common Shares, the U.S. federal income tax consequences to such U.S. Holder of the acquisition, ownership, and disposition of Common Shares will depend on whether such U.S. Holder makes an election to treat us and each Subsidiary PFIC, if any, as a “qualified electing fund” or “QEF” under Section 1295 of the Code (each, a “QEF Election”) for the first taxable year we or our Subsidiary PFIC (as applicable) is a PFIC in which the U.S. Holder holds Common Shares (or is deemed to hold stock of the Subsidiary PFIC), or a QEF election together with a “purging” election with respect to such entity, or makes a mark-to-market election under Section 1296 of the Code with respect to the Common Shares (a “Mark-to-Market Election”). A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder” and will generally be subject to tax as described below.

A Non-Electing U.S. Holder will be subject to the default rules of Section 1291 of the Code (described below) with respect to: (i) any gain recognized on the sale or other taxable disposition of Common Shares (which, subject to the effectiveness of proposed Treasury Regulations, may include gain realized by reason of transfers of Common Shares that would otherwise qualify as non-recognition transactions for U.S. federal income tax purposes); and (ii) any “excess distribution” received on the Common Shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the Common Shares, if shorter).

Under Section 1291 of the Code, if we were to constitute a PFIC during a Non-Electing U.S. Holder’s holding period, any gain recognized on the sale or other taxable disposition of Common Shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on the Common Shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective Common Shares. The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before we became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we cease to be a PFIC, a Non-Electing U.S. Holder may terminate this deemed PFIC status with respect to the Common Shares by electing to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above), but not loss, as if such Common Shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first year in the U.S. Holder’s holding period for the Common Shares in which we were a PFIC generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to its Common Shares. A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (i) our net capital gain, which will be taxed as long-term capital gain to such U.S. Holder, and (ii) our ordinary earnings, which will be taxed as ordinary income to such U.S. Holder. Generally, “net capital gain” is the excess of (i) net long-term capital gain over (ii) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge. If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a timely and effective QEF Election with respect to us generally (i) may receive a tax-free distribution from us to the extent that such distribution represents “earnings and profits”, as computed under U.S. federal income tax principles, that were previously included in income by the U.S. Holder because of such QEF Election and (ii) will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election. In addition, a U.S. Holder that makes a timely and effective QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of the Common Shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely. A QEF Election will be treated as “timely” if such QEF Election is made for the first year in the U.S. Holder’s holding period for the Common Shares in which we were a PFIC. A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a timely-filed U.S. federal income tax return for such year. If a U.S. Holder does not make a timely and effective QEF Election for the first year in the U.S. Holder’s holding period for the Common Shares, the U.S. Holder may still be able to make a timely and effective QEF Election in a subsequent year if such U.S. Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the default rules of Section 1291 of the Code discussed above) as if such Common Shares were sold for their fair market value on the day the QEF Election is effective. If a U.S. Holder makes a QEF Election but does not make a “purging” election to recognize gain as discussed in the preceding sentence, then such U.S. Holder shall be subject to the QEF Election rules and shall continue to be subject to tax under the default rules of Section 1291 of the Code discussed above with respect to its Common Shares. If a U.S. Holder makes a “purging” election, the U.S. Holder will have additional basis (to the extent of any gain recognized on the deemed sale) and, solely for purposes of the PFIC rules, a new holding period in the Common Shares. If a U.S. Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the U.S. Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election is made on a shareholder-by-shareholder basis and will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC again in a later tax year, the QEF Election will still be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we are treated as a PFIC.

A U.S. Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely-filed United States federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, U.S. Holders will not be able to make a QEF Election for such entity and will continue to be subject to the default rules of Section 1291 of the Code discussed above that apply to Non-Electing U.S. Holders with respect to the taxation of gains and excess distributions. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

U.S. Holders should be aware for each tax year, if any, that we are a PFIC, we can provide no assurances that we will satisfy the record-keeping requirements of a PFIC, or that we will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to us or to any Subsidiary PFIC. Because we may own shares in one or more Subsidiary PFICs at any time, U.S. Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the U.S. Holders do not obtain such required information. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to us and any Subsidiary PFIC.

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election with respect to Common Shares only if Common Shares are marketable stock. The Common Shares generally will be “marketable stock” if the Common Shares are regularly traded on (i) a national securities exchange that is registered with the SEC, (ii) the national market system established pursuant to section 11A of the Exchange Act, or (iii) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (a) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (b) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Each U.S. Holder should consult its own tax advisor with respect to whether the Common Shares are “marketable stock” for this purpose.

A U.S. Holder that makes a Mark-to-Market Election with respect to its Common Shares generally will not be subject to the default rules of Section 1291 of the Code discussed above with respect to such Common Shares. However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for Common Shares for which we are a PFIC and such U.S. Holder has not made a timely QEF Election, the default rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the Common Shares.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (i) the fair market value of the Common Shares as of the close of such tax year over (ii) such U.S. Holder’s adjusted tax basis in such Common Shares. A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (i) such U.S. Holder’s adjusted tax basis in the Common Shares over (ii) the fair market value of such Common Shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the Common Shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of Common Shares a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (i) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (ii) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations. These amounts of ordinary income would not be eligible for the preferential tax rates applicable to qualified dividend income or long-term capital gains.

A U.S. Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A timely Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the Common Shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each U.S. Holder should consult its own tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to Common Shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC to its shareholder.

Other PFIC Rules

Under Section 1291 of the Code, the IRS has issued proposed Treasury Regulations that would impact certain consequences of the application of the PFIC regime to U.S. Holders. Among other consequences, and subject to certain exceptions, such proposed Treasury Regulations would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of Common Shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations). However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which Common Shares are transferred.

Certain additional adverse rules may apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a U.S. Holder that uses Common Shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such Common Shares.

In addition, a U.S. Holder who acquires Common Shares from a decedent generally will not receive a “step up” in tax basis of such Common Shares to fair market value unless such decedent had a timely and effective QEF Election in place.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and each U.S. Holder should consult with its own tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisors regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares.

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or payment received on the sale, exchange or other taxable disposition of Common Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the Common Shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Common Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Convention may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid or accrued (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Information Reporting and Backup Withholding

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons, such as U.S. Holders that are corporations, generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a general summary of the principal Canadian federal income tax considerations generally applicable to the holding and disposition of Common Shares, as the case may be, acquired pursuant to this offering by a holder who, at all relevant times, (a) for the purposes of the Income Tax Act (Canada) (the "Tax Act"), (i) is not resident, or deemed to be resident, in Canada, (ii) deals at arm's length with, and is not affiliated with, the Company, (iii) beneficially owns  the Common Shares as capital property, (iv) does not use or hold the Common Shares in the course of carrying on, or otherwise in connection with, a business or a part of a business carried on or deemed to be carried on in Canada, and (v) is not a "registered non-resident insurer" or "authorized foreign bank" within the meaning of the Tax Act, or other holder of special status, and (b) for the purposes of the Canada-United States Income Tax Convention (1980), as amended (the "Convention"), is a resident of the U.S., has never been a resident of Canada, does not have and has not had, at any time, a permanent establishment or fixed base in Canada, and is a qualifying person or otherwise qualifies for the full benefits of the Convention. The Common Shares will generally be considered to be capital property to a holder unless such Common Shares are held in the course of carrying on a business of buying or selling securities or an adventure or concern in the nature of trade. Holders who meet all the criteria in clauses (a) and (b) are referred to herein as a "U.S. Holder" or "U.S. Holders."

This summary does not deal with special situations, such as the particular circumstances of traders or dealers or holders who have entered or will enter into a "derivative forward agreement" (as defined in the Tax Act) in respect of any of the Common Shares. Such holders and other holders who do not meet the criteria in clauses (a) and (b) should consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder (the "Regulations") and counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the "CRA") made publicly available prior to the date hereof. It also takes into account all proposed amendments to the Tax Act and the Regulations publicly released by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals") and assumes that all such Tax Proposals will be enacted as currently proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary does not otherwise take into account or anticipate any changes in law, whether by way of legislative, judicial or administrative action or interpretation, nor does it take into account other federal or any provincial, territorial or foreign tax considerations, which may differ from the Canadian federal income tax considerations discussed in this summary.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular U.S. Holder and no representation with respect to the federal income tax consequences to any particular U.S. Holder or prospective U.S. Holder is made. The tax consequences to a U.S. Holder will depend on the holder's particular circumstances. Accordingly, U.S. Holders should consult with their own tax advisors for advice with respect to their own particular circumstances.

Currency Conversion

In general, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares must be converted into Canadian dollars based on the applicable exchange rate quoted by the Bank of Canada for the relevant day or such other rate of exchange that is acceptable to the CRA.

Dividends

Amounts paid or credited or deemed to be paid or credited as, on account or in lieu of payment, or in satisfaction of, dividends on the Common Shares to a U.S. Holder will be subject to Canadian withholding tax. Under the Convention, the rate of Canadian withholding tax on dividends paid or credited by the Company to a U.S. Holder that beneficially owns such dividends is generally 15% unless the beneficial owner is a company that owns at least 10% of the Company's voting stock at that time, in which case the rate of Canadian withholding tax is reduced to 5%.

Dispositions

Upon the disposition of a Common Share, a U.S. Holder will realize a capital gain in the taxation year of the disposition equal to the amount by which the U.S. Holder's proceeds of disposition, net of any reasonable costs of disposition, exceed the adjusted cost base to the U.S. Holder of the particular Security immediately before the disposition or deemed disposition.

A U.S. Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such U.S. Holder on a disposition of Common Shares, unless such Common Shares constitute "taxable Canadian property" (as defined in the Tax Act) of the U.S. Holder at the time of disposition and the U.S. Holder is not entitled to relief under the Convention.

Provided that the Common Shares are listed on a designated stock exchange for purposes of the Tax Act (which currently includes the Nasdaq) at the time of the disposition, the Common Shares, will generally not constitute taxable Canadian property of a U.S. Holder, unless: (a) at any time during the 60-month period immediately preceding the disposition or deemed disposition of the Common Shares: (i) 25% or more of the issued shares of any class or series of the share capital of the Company were owned by, or belonged to, one or any combination of (x) the U.S. Holder, (y) persons with whom the U.S. Holder did not deal at arm's length (within the meaning of the Tax Act) and (z) partnerships in which the U.S. Holder or a person referred to in (y) holds a membership interest directly or indirectly through one or more partnerships; and (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (A) real or immovable property situated in Canada, (B) Canadian resource property (as defined in the Tax Act), (C) timber resource property (as defined in the Tax Act), and (D) options in respect of, or interests in, or for civil law rights in, property described in any of (A) through (C) above, whether or not such property exists; or (b) the Security (as applicable) is deemed under the Tax Act to be taxable Canadian property.

If a Common Share is taxable Canadian property to a U.S. Holder, any capital gain realized on the disposition or deemed disposition of such Common Share may not be subject to Canadian federal income tax pursuant to the terms of the Convention. U.S. Holders whose Common Shares may be taxable Canadian property should consult their own tax advisors.

SUBJECT TO COMPLETION, DATED FEBRUARY 20, 2024

KWESST Micro Systems Inc.

US$100,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Units

Subscription Receipts

KWESST Micro Systems Inc. (the “Company” or “KWESST”) may offer and issue from time to time any (i) common shares in the capital of the Company (the “Common Shares”) or preferred shares in the capital of the Company (the “Preferred Shares” and together with the Common Shares, the “Equity Securities”), (ii) bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description (collectively, “Debt Securities”), (iii) warrants to purchase Equity Securities and warrants to purchase Debt Securities (collectively, the “Warrants”), (iv) units comprised of one or more of the other securities described herein (“Units”), (v) subscription receipts that entitle the holder to receive upon satisfaction of certain release conditions, and for no additional consideration, Equity Securities, Debt Securities, Warrants, or Units (“Subscription Receipts”, and together with the Equity Securities, Debt Securities, Warrants and Units, the “Securities”) of up to US$100,000,000 aggregate initial offering price of Securities (or the equivalent thereof in one or more foreign currencies or composite currencies, including United States dollars) during the 36-month period that this registration statement (the “Prospectus”), including any amendments thereto remains effective. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of as set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable (i) in the case of Common Shares, the number of Common Shares offered and the offering price; (ii) in the case of Preferred Shares, the designation of the particular class and series, the number of Preferred Shares offered, the offering price, dividend rate, if any, and any other specific terms of the Preferred Shares being offered; (iii) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased, the maturity, interest provisions, authorized denominations, the offering price, covenants, events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt is senior or subordinated and any other specific terms of the Debt Securities being offered; (iv) in the case of Warrants, the designation, number and terms of the Equity Securities or Debt Securities purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms of the Warrants being offered; (v) in the case of Units, the designation and terms of the Units and of the Securities comprising the Units and any other specific terms of the Units being offered; and (vi) in the case of Subscription Receipts, the number of Subscription Receipts, the offering price (or the manner of determination thereof if offered on a non-fixed price basis), the procedures for the exchange of Subscription Receipts, the amount and type of securities that holders thereof will receive upon exchange thereof and any other specific terms of the Subscription Receipts being offered. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities. See “Plan of Distribution”.

All shelf information permitted under applicable securities laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus. Applicable securities legislation requires the delivery to purchasers of a Prospectus Supplement containing the omitted information within a specified period of time after agreeing to purchase any of these Securities, except in cases where an exemption from such delivery requirement is available. Each Prospectus Supplement will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of the Securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Securities in those jurisdictions.  We may offer and sell Securities to, or through, underwriters or dealers and also may offer and sell certain Securities directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws.  A Prospectus Supplement relating to each issue of Securities offered thereby will set forth the names of any underwriters, dealers, or agents involved in the offering and sale of the Securities and will set forth the terms of the offering of the Securities, the method of distribution of the Securities including, to the extent applicable, the proceeds we will receive and any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms of the plan of distribution.

Unless otherwise specified in an applicable Prospectus Supplement, the Debt Securities, Subscription Receipts, Units and Warrants will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which these Securities, other than the Common Shares, may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of any Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

The Company’s registered office is located at 2900 – 550 Burrard Street, Vancouver, British Columbia V6C 0A3 and its principal place of business is located at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8.

The Company’s Common Shares are listed for trading on the Nasdaq Capital Market (the “Nasdaq”) under the stock symbol “KWE”, listed for trading on the TSX Venture Exchange (the “TSXV”) under the stock symbol “KWE.V”, and listed on the Frankfurt Stock Exchange under the stock symbol of “62U”.

On February 16, 2024, the closing price of our Common Shares on the Nasdaq was $1.39 per Common Share.

We have prepared this Prospectus in accordance with United States disclosure requirements.  Our financial statements are prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) and thus may not be comparable to financial statements of United States companies.

Purchasers of the Securities should be aware that the acquisition of the Securities may have tax consequences in the United States and in Canada.  Such consequences for purchasers who are resident in, or citizens of, the United States, or who are resident in Canada may not be described fully herein or in any applicable Prospectus Supplement.  Purchasers of the Securities should read the tax discussion contained in the applicable Prospectus Supplement with respect to a particular offering of Securities.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 12 to read about factors you should consider before buying our securities.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 3, 2024.

ABOUT THIS PROSPECTUS

This Prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission (the “SEC”). You should read this Prospectus, including the documents incorporated by reference, and the related registration statement carefully. This Prospectus and registration statement contain important information you should consider when making your investment decision.

You should rely only on the information that we have provided in this Prospectus and any applicable Prospectus Supplement. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Prospectus, including the documents incorporated by reference, and any applicable Prospectus Supplement. You must not rely on any unauthorized information or representation. This Prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this Prospectus, including the documents incorporated by reference, and any applicable Prospectus Supplement is accurate only as of the date on the front of the document, regardless of the time of delivery of this Prospectus, any applicable Prospectus Supplement, or any sale of a Security.

Except as otherwise indicated, references in this Prospectus to “KWESST,” “Company,” “we,” “us” and “our” refer to KWESST Micro Systems Inc. and its consolidated subsidiaries.

Enforceability of Civil Liabilities

We are incorporated under the laws of British Columbia. Some of our directors and officers, and the experts named in this Prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States. There can be no assurance that United States investors will be able to enforce against us, members of our Board of Directors (the “Board”), officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws.

Market, Industry and Other Data

This Prospectus, and the documents incorporated by reference herein, contain estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors”. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements”.

Trademarks

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Prospectus, and the documents incorporated by reference, also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this Prospectus, and the documents incorporated by reference, may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Financial Information and Currency

Unless otherwise indicated, all references in this Prospectus, and the documents incorporated by reference herein, to “dollars” or “CAD” or “$” are to Canadian dollars and all references to “USD” or “US$” are to United States dollars.

Exchange Rates

The following tables set forth the annual average exchange rates for the year ended September 30, 2023, September 30, 2022 and September 30, 2021, and the monthly average exchange rates for each month during the previous twelve months, as supplied by the Bank of Canada. These exchange rates are expressed as one United States dollar converted into Canadian dollars.

Period	Average
Year Ended September 30, 2023	1.3486
Year Ended September 30, 2022	1.2772
Year Ended September 30, 2021	1.2644

Month Ended	Average
January 31, 2024	1.3425
December 31, 2023	1.3431
November 30, 2023	1.3709
October 31, 2023	1.3717
September 30, 2023	1.3535
August 31, 2023	1.3485
July 31, 2023	1.3215
June 30, 2023	1.3288
May 31, 2023	1.3520
April 30, 2023	1.3485
March 31, 2023	1.3682
February 28, 2023	1.3450

The daily average exchange rate on February 16, 2024 as reported by the Bank of Canada for the conversion of USD into CAD was US$1.00 equals CAD$1.3484.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain “forward-looking statements” and “forward-looking information” within the meaning of United States and Canadian securities laws (collectively, “forward-looking statements”). Such forward-looking statements include, but are not limited to, information with respect to our objectives and our strategies to achieve these objectives, as well as statements with respect to our beliefs, plans, expectations, anticipations, estimates and intentions. These forward-looking statements may be identified by the use of terms and phrases such as “may”, “would”, “should”, “could”, “expect”, “intend”, “estimate”, “anticipate”, “plan”, “foresee”, “believe”, or “continue”, the negative of these terms and similar terminology, including references to assumptions, although not all forward-looking statements contain these terms and phrases. Forward-looking statements are provided for the purposes of assisting the reader in understanding us, our business, operations, prospects and risks at a point in time in the context of historical and possible future developments and therefore the reader is cautioned that such information may not be appropriate for other purposes.

Forward-looking statements relating to us include, among other things, statements relating to:

•	our expectations regarding our business, financial condition and results of operations;
•	the future state of the legislative and regulatory regimes, both domestic and foreign, in which we conduct business and may conduct business in the future;
•	our expansion into domestic and international markets;
•	our ability to attract customers and clients;
•	our marketing and business plans and short-term objectives;
•	our ability to obtain and retain the licenses and personnel we require to undertake our business;
•	our ability to deliver under contracts with customers;
•	anticipated revenue from professional service contracts with customers;
•	our strategic relationships with third parties;
•	our anticipated trends and challenges in the markets in which we operate;
•	governance of us as a public company; and
•	expectations regarding future developments of products and our ability to bring these products to market.

Forward-looking statements are based upon a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those that are disclosed in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following risk factors:

•	limited operating history;
•	failure to realize growth strategy;
•	failure to complete transactions or realize anticipated benefits;
•	reliance on key personnel;
•	regulatory compliance;
•	competition;
•	changes in laws, regulations and guidelines;
•	demand for our products;
•	fluctuating prices of raw materials;
•	pricing for products;
•	ability to supply sufficient product;
•	potential cancellation or loss of customer contracts if we are unable to meet contract performance requirements;
•	expansion to other jurisdictions;
•	damage to our reputation;
•	operating risk and insurance coverage;
•	negative operating cash flow;
•	management of growth;
•	product liability;
•	product recalls;
•	environmental regulations and risks;
•	ownership and protection of intellectual property;

•	constraints on marketing products;
•	reliance on management;
•	fraudulent or illegal activity by our employees, contractors and consultants;
•	breaches of security at our facilities or in respect of electronic documents and data storage and risks related to breaches of applicable privacy laws;
•	government regulations regarding public or employee health and safety regulations, including public health measures in the event of pandemics or epidemics;
•	regulatory or agency proceedings, investigations and audits;
•	additional capital requirements to support our operations and growth plans, leading to further dilution to shareholders;
•	conflicts of interest;
•	litigation;
•	risks related to United States’ and other international activities, including regional conflicts that may impact our operations;
•	risks related to security clearances;
•	risks relating to the ownership of our securities, such as potential extreme volatility in the price of our securities;
•	risks related to our foreign private issuer status;
•	risks related to our emerging growth company status; and
•	risks related to our failure to meet the continued listing requirements of Nasdaq.

Although the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein are based upon what we believe are reasonable assumptions, investors are cautioned against placing undue reliance on this information since actual results may vary from the forward-looking statements. Certain assumptions were made in preparing the forward-looking statements concerning availability of capital resources, business performance, market conditions and customer demand.

Consequently, all of the forward-looking statements contained herein or incorporated by reference are qualified by the foregoing cautionary statements, and there can be no guarantee that the results or developments that we anticipate will be realized or, even if substantially realized, that they will have the expected consequences or effects on our business, financial condition or results of operation. Unless otherwise noted or the context otherwise indicates, the forward-looking statements contained herein or incorporated by reference are provided as of the date hereof or the date of the document incorporated by reference, and we do not undertake to update or amend such forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by applicable law.

NON-IFRS FINANCIAL MEASURES

In this Prospectus, and the documents incorporated by reference, we have presented earnings before interest, taxes, depreciation and amortization (“EBITDA”) and EBITDA that has been adjusted for the removal of one-time, irregular and nonrecurring items to provide readers with a supplemental measure of our operating performance and thus highlight trends in our core business that may not otherwise be apparent when relying solely on IFRS financial measures. Management also uses non-IFRS measures, in addition to IFRS financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, and to evaluate our financial performance. We believe that these non-IFRS financial measures enable us to identify underlying trends in our business that could otherwise be hidden by the effect of certain expenses that we exclude in the calculations of the non-IFRS financial measures.

Accordingly, we believe that these non-IFRS financial measures reflect our ongoing business in a manner that allows for meaningful comparisons and analysis in the business and provides useful information to investors and securities analysts, and other interested parties in understanding and evaluating our operating results, enhancing their overall understanding of our past performance and future prospects.

We caution readers that these non-IFRS financial measures do not replace the presentation of our IFRS financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with IFRS. There are limitations in the use of non-IFRS measures because they do not include all the expenses that must be included under IFRS as well as they involve the exercise of judgment concerning exclusions of items from the comparable non-IFRS financial measure. Furthermore, other peers may use other non-IFRS measures to evaluate their performance, or may calculate non-IFRS measures differently, all of which could reduce the usefulness of our non-IFRS financial measures as tools for comparison.

STATUS AS AN EMERGING GROWTH COMPANY

We are an “emerging growth company” as defined in Section 3(a) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. We will continue to qualify as an “emerging growth company” until the earliest to occur of: (a) the last day of the fiscal year during which we had total annual gross revenues of US$1,235,000,000 (as such amount is indexed for inflation every 5 years by the SEC) or more; (b) the last day of our fiscal year following the fifth anniversary of the date of the first sale of equity securities pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”); (c) the date on which we have, during the previous 3-year period, issued more than US$1,000,000,000 in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer”, as defined in Exchange Act Rule 12b-2. We expect to continue to be an emerging growth company for the immediate future.

Generally, a registrant that registers any class of its securities under Section 12 of the Exchange Act is required to include in the second and all subsequent annual reports filed by it under the Exchange Act a management report on internal control over financial reporting and, subject to an exemption available to registrants that are neither an “accelerated filer” or a “large accelerated filer” (as those terms are defined in Exchange Act Rule 12b-2), an auditor attestation report on management’s assessment of internal control over financial reporting. However, for so long as we continue to qualify as an emerging growth company, we will be exempt from the requirement to include an auditor attestation report on management’s assessment of internal controls over financial reporting in its annual reports filed under the Exchange Act, even if we were to qualify as an “accelerated filer” or a “large accelerated filer”. In addition, Section 103(a)(3) of the Sarbanes-Oxley Act of 2002 has been amended by the JOBS Act to provide that, among other things, auditors of an emerging growth company are exempt from any rules of the Public Company Accounting Oversight Board requiring a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the company.

STATUS AS A FOREIGN PRIVATE ISSUER

We are considered a “foreign private issuer” pursuant to Rule 405 promulgated under the Securities Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our shares. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information. For as long as we are a “foreign private issuer” we intend to file our annual financial statements on Form 20-F and furnish our quarterly financial statements on Form 6-K to the SEC for so long as we are subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act. However, the information we file or furnish may not be the same as the information that is required in annual and quarterly reports on Form 10-K or Form 10-Q for United States domestic issuers. Accordingly, there may be less information publicly available concerning us than there is for a company that files as a domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We are required to determine our status as a foreign private issuer on an annual basis at the end of our second fiscal quarter. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by United States residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are United States citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States. If we lose our “foreign private issuer status” we would be required to comply with Exchange Act reporting and other requirements applicable to United States domestic issuers, which are more detailed and extensive than the requirement for foreign private issuers.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on written or oral request without charge from KWESST Micro Systems Inc., at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8, telephone: (613) 250-9752 or by accessing the disclosure documents through the internet on the SEC’s Electronic Data Gathering, Analysis, and Retrieval System at www.sec.gov/edgar.

The following documents, filed with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

a)	our Annual Report on Form 20-F for the fiscal year ended September 30, 2023 filed with the SEC on January 22, 2024;

b)	the Current Report on Form 6-K furnished to the SEC on February 15, 2024 (two filings); and

c)	the description of our Common Shares contained in our Registration Statement on Form F-1 (File No. 333-266897), filed with the SEC on November 14, 2022.

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (as applicable) filed by us pursuant to the Exchange Act prior to the termination of the offering made by this Prospectus.  We may incorporate by reference into this Prospectus any Form 6-K that is furnished to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of this offering.  Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus.  The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

A Prospectus Supplement containing the specific terms of an offering of Securities and other information relating to the Securities will be delivered to prospective purchasers of such Securities together with this Prospectus and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by such Prospectus Supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.  The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.  The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

RISK FACTORS

An investment in our Securities is highly speculative and subject to a number of known and unknown risks.  Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities.  You should carefully consider the risk factors set forth below along with the risk factors in our Annual Report on Form 20-F for the fiscal year ended September 30, 2023 and the other information contained in this Prospectus, and the documents incorporated by reference therein, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable Prospectus Supplement, before purchasing any of our Securities.

Risks Related to the Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for Common Shares at prices that may not be the same as the price per share paid by any investor in an offering in a subsequent Prospectus Supplement. We may sell shares or other securities in any other offering at a price per share that is less than the price per share or other security paid by any investor in an offering in a subsequent Prospectus Supplement, and investors purchasing shares or other securities in the future could have rights superior to you. The price per share at which we sell additional Common Shares or securities convertible or exchangeable into Common Shares, in future transactions may be higher or lower than the price per share paid by any investor in an offering under a subsequent Prospectus Supplement.

Future offerings of debt or preferred equity securities, which would rank senior to our Common Shares, may adversely affect the market price of our common shares.

If, in the future, we decide to issue debt or preferred equity securities that may rank senior to our Common Shares, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our Common Shares and may result in dilution to owners of our Common Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our Common Shares will bear the risk of our future offerings reducing the market price of our Common Shares and diluting the value of their stock holdings in us.

There can be no assurance as to the liquidity of the trading market for certain Securities or that a trading market for certain Securities will develop.

There is no public market for the Warrants, Preferred Shares, Subscription Receipts or Debt Securities and, unless otherwise specified in the applicable Prospectus Supplement, the Company does not intend to apply for listing of these securities on any securities exchange. If these securities are traded after their initial issue, they may trade at a discount from their initial offering prices depending on the market for similar securities, prevailing interest rates and other factors, including general economic conditions and the Company’s financial condition. There can be no assurance as to the liquidity of the trading market for any Warrants, Preferred Shares, Subscription Receipts or Debt Securities or that a trading market for these securities will develop.

If the Company were to constitute a “passive foreign investment company” or “PFIC” for its current tax year, adverse U.S. federal income tax consequences may result for U.S. investors

The Company believes that it was not a PFIC for its most recently completed tax year. No determination has been made by the Company with respect to its anticipated PFIC status for its current tax year. If the Company is a PFIC for any year during a U.S. taxpayer’s holding period of Common Shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of its Common Shares, or any so-called ‘‘excess distribution’’ received on its Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective QEF Election (as defined below) or a Mark-to-Market Election (as defined below). U.S. taxpayers should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record-keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC. Accordingly, prospective investors should assume that a QEF Election will not be available. A U.S. taxpayer that makes the Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein. This paragraph is qualified in its entirety by the discussion below under the heading “Certain U.S. Federal Income Tax Considerations — Passive Foreign Investment Company (“PFIC”) Rules.” Each potential investor who is a U.S. taxpayer should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Common Shares.

Proposed legislation in the U.S. Congress, including changes in U.S. tax law, and the Inflation Reduction Act of 2022 may adversely impact the Company and the value of the Securities

Changes to U.S. tax laws (which changes may have retroactive application) could adversely affect the Company or holders of the Securities. In recent years, many changes to U.S. federal income tax laws have been proposed and made, and additional changes to U.S. federal income tax laws are likely to continue to occur in the future.

The U.S. Congress is currently considering numerous items of legislation which may be enacted prospectively or with retroactive effect, which legislation could adversely impact the Company’s financial performance and the value of the Securities. Additionally, states in which the Company operates or owns assets may impose new or increased taxes. If enacted, most of the proposals would be effective for the current or later years. The proposed legislation remains subject to change, and its impact on the Company and purchasers of the Securities is uncertain.

In addition, the Inflation Reduction Act of 2022 includes provisions that impact the U.S. federal income taxation of corporations. Among other items, this legislation includes provisions that impose a minimum tax on the book income of certain large corporations and an excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. It is unclear how this legislation will be implemented by the U.S. Department of the Treasury and the Company cannot predict how this legislation or any future changes in tax laws might affect the Company or purchasers of the Securities.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since September 30, 2023, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the consolidated capitalization and indebtedness of the Company as at September 30, 2023, the date of the Company’s most recently filed audited consolidated financial statements. This table should be read in conjunction with the consolidated financial statements of the Company and the related notes and management’s discussion and analysis of financial condition and results of operations in respect of those statements that are incorporated by reference in this Prospectus.

(CAD$ in thousands)	As of September 30, 2023
Debt:
Lease obligations	$429,523
Total Debt	429,523

Equity:
Share capital	33,379,110
Warrants	1,042,657
Contributed surplus	4,769,115
Accumulated other comprehensive gain	(39,663)
Accumulated deficit	(35,215,599)
Total equity	3,935,620

TOTAL CAPITALIZATION	$4,365,143

USE OF PROCEEDS

Use of Proceeds

Unless otherwise indicated in a Prospectus Supplement relating to a particular offering, the Company currently intends to use the net proceeds from the sale of Securities for working capital requirements, general corporate purposes and the advancement of its business objectives.

In order to raise additional funds to finance future growth opportunities, the Company may, from time to time, issue Securities. More detailed information regarding the use of proceeds from the sale of Securities will be described in a Prospectus Supplement.

PLAN OF DISTRIBUTION

We may sell the Securities, separately or together, to or through underwriters or dealers purchasing as principals for public offering and sale by them, and also may sell Securities to one or more other purchasers directly or through agents.  Each Prospectus Supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, if any, the purchase price or prices of the Securities and the proceeds we will receive from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices including sales in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the Nasdaq or other existing trading markets for the securities.  The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution.  If, in connection with the offering of Securities at a fixed price or prices, the underwriters, if any, have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid to us by the underwriters.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities, the underwriters may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions, if commenced, may be discontinued at any time.

DESCRIPTION OF COMMON SHARES

Our authorized share structure consists of an unlimited number of Common Shares without par value, of which 5,616,782 Common Shares were issued and outstanding as of February 20, 2024. All of the issued Common Shares are fully paid and non-assessable common shares in the capital of the Company. The Company does not own any of its Common Shares.

Holders of Common Shares are entitled to receive notice of any meeting of shareholders of the Company, to attend and to cast one vote per share at such meetings. Holders of Common Shares are also entitled to receive on a pro rata basis such dividends, if any, as and when declared by our Board at its discretion from funds legally available therefor and upon the liquidation, dissolution, or winding up of the Company are entitled to receive on a pro rata basis, the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions, and conditions attaching to any other series or class of shares ranking senior in priority. Common Shares do not carry any pre-emptive, subscription, redemption, conversion rights, sinking fund provisions, liability to further capital calls by the Company, or provisions discriminating against any existing or prospective holder of Common Shares as a result of such shareholder owning a substantial number of Common Shares.

The rights of shareholders of the Company may be altered only with the approval of the holders of two thirds or more of the Common Shares voted at a meeting of the Company’s shareholders called and held in accordance with the Articles of the Company (the “Articles”) and applicable law.

DESCRIPTION OF PREFERRED SHARES

The Company is not currently authorized to issue Preferred Shares. Subject to obtaining all necessary corporate and regulatory approvals and amending the Articles of the Company to authorize the creation and issuance of Preferred Shares, in one or more classes or series, in accordance with the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”) and the Articles of the Company, the Board may fix from time to time before each issuance of a class or series of Preferred Shares, the number of Preferred Shares comprising each class or series and the designation, rights, privileges, restrictions and conditions attaching to each class or series of Preferred Shares including, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion, if any, and any sinking fund or other provisions. Unless otherwise indicated in the applicable Prospectus Supplement, all Preferred Shares to be issued from time to time under this Prospectus will be fully paid and non-assessable.

The particular terms and provisions of the Preferred Shares as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Preferred Shares, and the extent to which the general terms and provisions described below may apply to such Preferred Shares will be described in the applicable Prospectus Supplement. Preferred Shares may be offered separately or together with other Securities, as the case may be.

The Preferred Shares of each class or series will be entitled, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, or any other return of capital or distribution, to a preference over the Common Shares and over any other shares of the Company ranking by their terms junior to the Preferred Shares of that class or series. The Prospectus Supplement relating to the Preferred Shares offered will contain a description of the specific terms of that class or series of Preferred Shares as fixed by the Board, including, as applicable:

•	the number of Preferred Shares offered and the offering price of the Preferred Shares;

•	the designation and any stated value of the Preferred Shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the Preferred Shares;

•	the date from which dividends on the Preferred Shares will accumulate, if applicable;

•	the liquidation rights of the Preferred Shares;

•	the procedures for auction and remarketing, if any, of the Preferred Shares;

•	the sinking fund provisions, if applicable, for the Preferred Shares;

•	the redemption provisions, if applicable, for the Preferred Shares;

•	whether the Preferred Shares will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

•	whether the Preferred Shares will have voting rights and the terms of any voting rights;

•	whether the Preferred Shares will be listed on any securities or stock exchange or on any automated dealer quotation system;

•	whether the Preferred Shares will be issued with any other securities and, if so, the amount and terms of these securities; and

•	any other specific terms, preferences or rights of, or limitations or restrictions on, the Preferred Shares.

The applicable Prospectus Supplement will also contain a discussion of any material Canadian income tax and United state income tax considerations relevant to the purchase and ownership of the Preferred Shares offered by the Prospectus Supplement.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any Warrants for the purchase of Equity Securities (“Equity Warrants”) or for the purchase of Debt Securities (“Debt Warrants”).

Warrants may be issued independently or together with other securities, and Warrants sold with other securities may be attached to or separate from the other securities. Warrants may be issued under one or more warrant agency agreements to be entered into by the Company and with one or more financial institutions or trust companies acting as warrant agent. The applicable Prospectus Supplement relating to any Warrants that the Company offers will describe the particular terms of those Warrants and include specific terms relating to the offering.

The statements made in this Prospectus relating to any warrant agreement and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. Prospective investors should refer to the warrant indenture or warrant agency agreement relating to the specific Warrants being offered for the complete terms of the Warrants. A copy of any warrant indenture or warrant agency agreement or form of warrant certificate relating to an offering or Warrants will be filed by the Company with SEC, and will be available electronically at www.sec.gov/edgar.

In an offering of Warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the Warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Equity Warrants;

•	the price at which the Equity Warrants will be offered;

•	the currency or currencies in which the Equity Warrants will be offered;

•	the date on which the right to exercise the Equity Warrants will commence and the date on which the right will expire;

•	the number of Equity Securities that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Equity Securities may be purchased upon exercise of each Equity Warrant;

•	the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of Equity Securities that may be purchased, (ii) the exercise price per Common Share or (iii) the expiry of the Equity Warrants;

•	whether the Company will issue fractional shares;

•	whether the Company has applied to list the Equity Warrants or the underlying shares on a securities exchange or automated interdealer quotation system;

•	the designation and terms of any securities with which the Equity Warrants will be offered, if any, and the number of the Equity Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Equity Warrants and the related securities will be transferable separately;

•	whether the Equity Warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	material Canadian and U.S. federal income tax consequences of owning the Equity Warrants; and

•	any other material terms or conditions of the Equity Warrants.

Debt Warrants

The particular terms of each issue of Debt Warrants will be described in the related Prospectus Supplement. This description will include, where applicable:

•	the designation and aggregate number of Debt Warrants;

•	the price at which the Debt Warrants will be offered;

•	the currency or currencies in which the Debt Warrants will be offered;

•	the designation and terms of any securities with which the Debt Warrants are being offered, if any, and the number of the Debt Warrants that will be offered with each Security;

•	the date or dates, if any, on or after which the Debt Warrants and the related securities will be transferable separately;

•	the principal amount of Debt Securities that may be purchased upon exercise of each Debt Warrant and the price at which and currency or currencies in which that principal amount of Debt Securities may be purchased upon exercise of each Debt Warrant;

•	the date on which the right to exercise the Debt Warrants will commence and the date on which the right will expire;

•	the minimum or maximum amount of Debt Warrants that may be exercised at any one time;

•	whether the Debt Warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

•	material Canadian and United States federal income tax consequences of owning the Debt Warrants; and

•	any other material terms or conditions of the Debt Warrants. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the securities subject to the Warrants.

DESCRIPTION OF UNITS

The Company may issue Units, separately or together, with other Securities. The applicable Prospectus Supplement will include details of the Units being offered thereunder.

Each Unit will be issued so that the holder of the Unit is also the holder of each Security comprising the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security. The following describes the general terms that will apply to any Units that may be offered by the Company pursuant to this Prospectus. The terms and provisions of any Units offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of the terms described below.

The particular terms and provisions of the Units offered under any Prospectus Supplement, and the extent to which the general terms of the Units described in this Prospectus apply to those Units, will be set out in the applicable Prospectus Supplement. This description will include, where applicable: (i) the number of Units offered; (ii) the price or prices, if any, at which the Units will be offered; (iii) the manner of determining the offering price(s) (in the event that the offering is not a fixed price distribution); (iv) the currency in which the Units will be offered; (v) the Securities comprising the Units; (vi) whether the Units will be issued with any other securities and, if so, the amount and terms of such securities; (vii) any minimum or maximum subscription amount; (viii) whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; (ix) whether the Company will apply to list the Units on a securities exchange or automated interdealer quotation system; (x) any other rights, privileges, restrictions and conditions attaching to the Units or the Securities comprising the Units; and (xi) any other material terms or conditions of the Units or the Securities comprising the Units, including whether and under what circumstances the Securities comprising the Units may be held or transferred separately.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts separately or in combination with one or more other Securities. The Subscription Receipts will entitle holders thereof to receive, upon satisfaction of certain release conditions and for no additional consideration, Equity Securities, Debt Securities, Warrants, Units or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”) that will be named in the relevant Prospectus Supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof or the laws of the United States or a state thereof and authorized to carry on business as a trustee. If underwriters or agents are used in the sale of any Subscription Receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of Subscription Receipts that may be issued hereunder and is not intended to be complete. The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific Subscription Receipts being offered for the complete terms of the Subscription Receipts. The Company will file a copy of any Subscription Receipt Agreement relating to an offering of Subscription Receipts with the SEC and such Subscription Receipt Agreement will be available electronically at www.sec.gov/edgar.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts that the Company may offer will describe the specific terms of the Subscription Receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

•	the designation and aggregate number of Subscription Receipts being offered;

•	the price at which the Subscription Receipts will be offered;

•	the designation, number and terms of the Equity Securities, Debt Securities, Warrants, Units or any combination thereof to be received by the holders of Subscription Receipts upon satisfaction of the release conditions, and any procedures that will result in the adjustment of those numbers;

•	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive, for no additional consideration, the Equity Securities, Debt Securities, Warrants, Units or any combination thereof;

•	the procedures for the issuance and delivery of the Equity Securities, Debt Securities, Warrants, Units or any combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

•	whether any payments will be made to holders of Subscription Receipts upon delivery of the Equity Securities, Debt Securities, Warrants, Units or any combination thereof upon satisfaction of the Release Conditions;

•	the identity of the Escrow Agent;

•	the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

•	the terms and conditions pursuant to which the Escrow Agent will hold Equity Securities, Debt Securities, Warrants, Units or any combination thereof pending satisfaction of the Release Conditions;

•	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

•	if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the Subscription Receipts;

•	procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price of their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

•	any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event that this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

•	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

•	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depository for the global securities;

•	whether the Company will issue the Subscription Receipts as bearer securities, as registered securities or both;

•	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the Subscription Receipts, including upon any subdivision, consolidation, reclassification or other material change of the Equity Securities, Debt Securities, Warrants or other the Company securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

•	whether the Company will apply to list the Subscription Receipts on a securities exchange or automated interdealer quotation system;

•	material Canadian and United States federal income tax consequences of owning the Subscription Receipts; and

•	any other material terms or conditions of the Subscription Receipts.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of Subscription Receipts will not be, and will not have the rights of, shareholders of the Company. Holders of Subscription Receipts are entitled only to receive Equity Securities, Debt Securities, Warrants, Units or any combination thereof on exchange of their Subscription Receipts, plus any cash payments, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price thereof and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts, plus their pro rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares or Warrants may be held in escrow by the Escrow Agent and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the Subscription Receipts issued thereunder may be made by way of a resolution of holders of Subscription Receipts at a meeting of such holders or consent in writing from such holders. The number of holders of Subscription Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that the Company may amend any Subscription Receipt Agreement and the Subscription Receipts, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of the holders of outstanding Subscription Receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees that may be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the registration statement of which this Prospectus forms a part and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Warrants, Units or Subscription Receipts or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the title of the Debt Securities;
•	any limit on the aggregate principal amount of the Debt Securities;
•	the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;
•	the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;
•	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;
•	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;
•	the covenants applicable to the Debt Securities;
•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;
•	the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;
•	whether the Debt Securities will be secured or unsecured;
•	whether the Debt Securities will be issuable in the form of global securities (“Global Securities”), and, if so, the identity of the depositary for such Global Securities;
•	the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;
•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;
•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;
•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;
•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and
•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

TRADING

The Company’s Common Shares are listed for trading on Nasdaq under the stock symbol “KWE”, listed for trading on the TSXV under the stock symbol “KWE.V”, and listed on the Frankfurt Stock Exchange under the stock symbol of “62U”.

Certain Company warrants are listed and posted for trading on Nasdaq under the symbol “KWESW”.

DILUTION

Purchasers of Securities in an offering may suffer immediate and substantial dilution in the net tangible book value per share of Common Shares. Dilution in net tangible book value per share represents the difference between the amount per Share paid by purchasers in an offering and the net tangible book value per share of Common Shares immediately after an offering.

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of US$100,000,000 of Securities under the offering.

SEC registration fees	$14,760
Printing expenses	*
Legal fees and expenses	*
Accountants’ fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous	*
Total	*

* These fees cannot be estimated at this time as they are calculated based on the Securities offered and the number of issuances. An estimate of the aggregate expenses in connection with the sale and distribution of Securities will be included in the applicable Prospectus Supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this Prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is, as of the date hereof, a summary of the principal Canadian federal income tax considerations generally applicable under the Income Tax Act (Canada) and the regulations promulgated thereunder (the “Tax Act”) to a holder who acquires, as beneficial owner, Common Shares in any offering under this Prospectus, and who, for purposes of the Tax Act and at all relevant times beneficially holds the common shares as capital property and deals at arm’s length with, and is not affiliated with the Company or the underwriters (a “Holder”).

Generally, the Common Shares will be considered to be capital property to a Holder provided the Holder does not hold the Common Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a Holder: (a) that is a “financial institution”, as defined in the Tax Act for the purposes of the mark-to-market rules; (b) that is a “specified financial institution”, as defined in the Tax Act; (c) an interest in which is a “tax shelter investment”, as defined in the Tax Act; (d) that reports its “Canadian tax results”, as defined the Tax Act in a currency other than Canadian currency; (e) who has entered into or will enter into, in respect of the Common Shares a “derivative forward agreement”, or a “synthetic disposition arrangement”, as defined in the Tax Act; (f) that is exempt from tax under Part I of the Tax Act; or (g) that is a corporation resident in Canada, and is, or becomes, or does not deal at arm's length with a corporation resident in Canada that is or becomes, as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident person (or a group of such persons that do not deal at arm’s length) for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of the Common Shares.

This summary is based upon the current provisions of the Tax Act in force as of the date hereof, all specific proposals (the “Proposed Amendments”), to amend the Tax Act that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and counsels' understanding of the current administrative policies and practices of the Canada Revenue Agency (the “CRA”), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in the law or any changes in the CRA's administrative policies or practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. Holders are urged to consult their tax advisors about the specific tax consequences to them of acquiring, holding and disposing of the Common Shares.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser or holder of the Common Shares, and no representations with respect to the income tax consequences to any prospective purchaser or holder are made. Consequently, prospective purchasers or holders of the Common Shares should consult their tax advisors with respect to their particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Common Shares and dividends must be converted into Canadian dollars based in accordance with the detailed rules  in the Tax Act in that regard.

Residents of Canada

The following discussion applies to Holders who, at all relevant times, are or are deemed to be residents of Canada for the purposes of the Tax Act (“Canadian Holders”).

This summary does not address the deductibility of interest by a purchaser who has borrowed money or otherwise incurred debt to acquire the Common Shares. Certain Canadian Holders whose Common Shares might not otherwise constitute capital property may be entitled to make, in certain circumstances, an irrevocable election, in accordance with subsection 39(4) of the Tax Act, to have their Common Shares and every other “Canadian security”, as defined in subsection 39(6) of the Tax Act, held by them deemed to be capital property for the purposes of the Tax Act. Canadian Holders contemplating such an election should first consult with their tax advisors.

Taxation of Dividends

In the case of a Canadian Holder who is an individual (including certain trusts), dividends received or deemed to be received on the common shares will be included in computing the Canadian Holder's income and will be subject to the gross-up and dividend tax credit rules that generally apply to taxable dividends received from taxable Canadian corporations. Provided we make the appropriate designations (which may include by way of a notice published on our website), any such dividend will be treated as an “eligible dividend” for the purposes of the Tax Act and a Canadian Holder who is an individual will be entitled to an enhanced dividend tax credit in respect of such dividend. There may be limitations to our ability to designate dividends and deemed dividends as eligible dividends. Dividends received or deemed to be received by a Canadian Holder who is an individual (including certain trusts) may result in such Resident Holder being liable for alternative minimum tax under the Tax Act. Canadian Holders who are individuals should consult their tax advisors in this regard.

Dividends received or deemed to be received on the Common Shares by a Canadian Holder that is a corporation will be required to be included in computing the corporation's income for the taxation year in which such dividends are received, but such dividends will generally be deductible in computing the corporation's taxable income, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Canadian Holder that is a corporation as proceeds of disposition or a capital gain. Such Canadian Holders should consult their own tax advisors.

A Canadian Holder that is a “private corporation” or a “subject corporation” (each as defined in the Tax Act) may be liable under Part IV of the Tax Act to pay an additional potentially refundable tax on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Resident Holder's taxable income for the taxation year.

Dispositions — Taxation of Capital Gains and Capital Losses

Upon a disposition or deemed disposition of the Common Shares (except to the Corporation, unless purchased by the Corporation in the open market in the manner in which shares are normally purchased by any member of the public in the open market), a capital gain (or capital loss) will generally be realized by a Canadian Holder to the extent that the proceeds of disposition exceed (or are exceeded by) the aggregate of the adjusted cost base of the Common Shares to the Holder immediately before the disposition or deemed disposition and any reasonable costs of disposition. The adjusted cost base of such Common Shares to a Resident Holder will be determined by averaging the cost of such Common Shares with the adjusted cost base of all other Common Shares of the Corporation held by the Resident Holder as capital property and by making certain other adjustments required under the Tax Act.

Generally, one-half of the amount of any capital gain, (a “taxable capital gain”), realized by a Canadian Holder in a taxation year must be included in the Resident Holder's income in the year. Subject to and in accordance with the provisions of the Tax Act, one-half of the amount of any capital loss, (an “allowable capital loss”), realized by a Canadian Holder in a taxation year must be deducted by such Canadian Holder against taxable capital gains realized by such Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back and deducted in any of the three preceding taxation years or in any subsequent year (against net taxable capital gains realized in such years) to the extent and under the circumstances described in the Tax Act. If the Canadian Holder is a corporation, the amount of any such capital loss realized on the sale of the Common Shares may, in certain circumstances, be reduced by the amount of any dividends, including deemed dividends, which have been received on such Common Shares or Common Shares of the Corporation. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares, directly or indirectly, through a partnership or a trust. Canadian Holders to whom these rules may apply should consult their own tax advisors.

A Canadian Holder that is an individual (other than certain trusts) that realizes a capital gain on the disposition or deemed disposition of Common Shares may be liable for alternative minimum tax under the Tax Act. Canadian Holders that are individuals should consult their own tax advisors in this regard.

A Canadian Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) or a “substantive CCPC” (as proposed to be defined in the Tax Act pursuant to the draft legislation released by the Department of Finance Canada on November 28, 2023) throughout its taxation year may be liable to pay an additional refundable tax on certain investment income, including taxable capital gains. Such Canadian Holders should consult their tax advisors regarding their particular circumstances.

Eligibility for Investment

Based on the current provisions of the Tax Act, if issued on the date hereof and provided they are at all times listed on a “designated stock exchange” (as defined in the Tax Act, which currently includes the TSXV and Nasdaq), the Common Shares should be qualified investments under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans, registered disability savings plans, first home savings account and tax-free savings accounts, collectively, “Registered Plans”, and deferred profit sharing plans, each as defined in the Tax Act.

Notwithstanding that the Common Shares may be a qualified investment for a Registered Plan, if the Common Shares are a “prohibited investment” within the meaning of the Tax Act for the Registered Plan, the annuitant, holder or subscriber thereof, as the case may be, will be subject to a penalty tax under the Tax Act. The Common Shares generally will not be a “prohibited investment” for a Registered Plan provided the annuitant, holder or subscriber thereof, as the case may be: (i) deals at arm's length with the Corporation for the purposes of the Tax Act; and (ii) does not have a “significant interest” (as defined in the Tax Act for purposes of the prohibited investment rules) in the Corporation. In addition, the Common Shares will not be a prohibited investment if they are “excluded property” (as defined in the Tax Act for purposes of the prohibited investment rules) for the Registered Plan.

Prospective purchasers who intend to hold the Common Shares in a Registered Plan should consult their tax advisors regarding their particular circumstances.

Non-Residents of Canada

The following discussion applies to Holders who, for the purposes of the Tax Act, and at all relevant times, are not, and are not deemed to be, resident in Canada and who do not use or hold and will not be deemed to use or hold, the Common Shares in connection with, or in the course of carrying on, a business or part of a business in Canada (a “Non-Resident Holder”). In addition, this discussion does not apply to an insurer that carries on an insurance business in Canada and elsewhere or an “authorized foreign bank” (within the meaning of the Tax Act), and such Holders should consult their tax advisors to determine the tax consequences to them of the acquisition, holding and disposition of the Common Shares.

Disposition of Common Shares

A Non-Resident Holder will not generally be subject to tax under the Tax Act on a disposition of a Common Share, unless the Common Share constitutes “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

Provided the Common Shares are listed on a “designated stock exchange”, as defined in the Tax Act (which currently includes the TSXV and Nasdaq) at the time of disposition, the Common Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm's length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of our hares; and (ii) more than 50% of the fair market value of our shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Common Shares could be deemed to be taxable Canadian property. Even if the Common Shares are taxable Canadian property to a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such Common Shares by virtue of an applicable income tax treaty or convention. A Non-Resident Holder contemplating a disposition of Common Shares that may constitute taxable Canadian property should consult a tax advisor prior to such disposition.

Receipt of Dividends

Dividends received or deemed to be received by a Non-Resident Holder on the Common Shares will be subject to Canadian withholding tax under the Tax Act. The general rate of withholding tax is 25%, although such rate may be reduced under the provisions of an applicable income tax convention between Canada and the Non-Resident Holder’s country of residence. For example, under the Canada-United States Income Tax Convention (1980) as amended (the “Treaty”), the rate is generally reduced to 15% where the Non-Resident Holder is a resident of the United States for the purposes of, and is entitled to the benefits of, the Treaty. Non-Resident Holders should consult their tax advisors in this regard.

To the extent a Prospectus Supplement qualifies the distribution of Securities other than Common Shares, such Prospectus Supplement may also describe certain Canadian federal income tax considerations generally applicable to the purchase, holding and disposition of those Securities by an investor who is a resident of Canada.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN COMMON SHARES OR OTHER SECURITIES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of Common Shares acquired pursuant to an offering. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including without limitation specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Common Shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership, and disposition of Common Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of Common Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Treaty, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive, current or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of Common Shares acquired pursuant to an offering that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•	a trust that (i) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Common Shares acquired pursuant to an offering that is not a U.S. Holder or is a partnership. This summary does not address the U.S. federal income tax considerations to non-U.S. Holders arising from and relating to the acquisition, ownership and disposition of Common Shares acquired pursuant to an offering. Accordingly, a non-U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local and non-U.S. tax consequences (including the potential application of, and operation of, any income tax treaties) relating to the acquisition, ownership and disposition of Common Shares acquired pursuant to an offering.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are partnerships and other pass-through entities (and investors in such partnerships and entities); (i) are S corporations (and shareholders or investors in such S corporations); (j) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the outstanding shares of the Company; (k) U.S. expatriates or former long-term residents of the U.S., (l) hold Common Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States, (m) are subject to special tax accounting rules with respect to Common Shares, or (n) are subject to the alternative minimum tax. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the acquisition, ownership and disposition of Common Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such entity and the partners (or other owners) of such entity generally will depend on the activities of the entity and the status of such partners (or owners). This summary does not address the tax consequences to any such owner. Partners (or other owners) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal, U.S. federal net investment income, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences arising from and relating to the acquisition, ownership, and disposition of Common Shares.

Ownership and Disposition of Common Shares

The following discussion is subject in its entirety to the rules described below under the heading “Passive Foreign Investment Company Rules”.

Taxation of Distributions

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Common Share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any foreign income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of the Company, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or the preceding tax year. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of the Company, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the Common Shares and thereafter as gain from the sale or exchange of such Common Shares (see Sale or Other Taxable Disposition of Common Shares below). However, the Company may not maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by the Company with respect to the Common Shares will constitute ordinary dividend income. Dividends received on Common Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction”. Subject to applicable limitations and provided the Company is eligible for the benefits of the Treaty or the Common Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, generally will be eligible for the preferential tax rates applicable to long-term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC (as defined below) in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

A U.S. Holder will generally recognize gain or loss on the sale or other taxable disposition of Common Shares in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in such Common Shares sold or otherwise disposed of. Any such gain or loss recognized on such sale or other disposition generally will be capital gain or loss, which will be long-term capital gain or loss if, at the time of the sale or other disposition, such Common Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Passive Foreign Investment Company (“PFIC”) Rules

If the Company were to constitute a PFIC for any year during a U.S. Holder’s holding period for its Common Shares, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Common Shares. The Company believes that it was not a PFIC for its most recently completed tax year. No determination has been made by the Company with respect to its anticipated PFIC status for its current tax year. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. However, PFIC classification is fundamentally factual in nature, generally cannot be determined until the close of the tax year in question and is determined annually. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company has never been and will not become a PFIC for any tax year during which U.S. Holders hold Common Shares.

In addition, in any year in which the Company is classified as a PFIC, a U.S. Holder will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. A failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company generally will be a PFIC under Section 1297 of the Code if, after the application of certain “look-through” rules with respect to subsidiaries in which the Company holds at least 25% of the value of such subsidiary, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the “income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income (the “asset test”), based on the quarterly average of the fair market value of such assets. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

If the Company were a PFIC in any tax year during which a U.S. Holder held Common Shares, such holder generally would be subject to special rules with respect to “excess distributions” made by the Company on the Common Shares and with respect to gain from the disposition of Common Shares. An “excess distribution” generally is defined as the excess of distributions with respect to the Common Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the Common Shares. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Common Shares ratably over its holding period for the Common Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including the “QEF Election” under Section 1295 of the Code and the “Mark-to-Market Election” under Section 1296 of the Code), such elections are available in limited circumstances and must be made in a timely manner.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record-keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any subsidiary that also is classified as a PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Common Shares, and the availability of certain U.S. tax elections under the PFIC rules.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or payment received on the sale, exchange or other taxable disposition of Common Shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method with respect to foreign currency received upon the sale, exchange or other taxable disposition of the Common Shares. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Common Shares will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Common Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has recently released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Common Shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder's U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder's income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Common Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, Common Shares will generally be subject to information reporting and backup withholding tax, currently at the rate of 24%, if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules generally will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF COMMON SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the Securities described in this Prospectus and any accompanying Prospectus Supplement, as applicable. This Prospectus and any accompanying Prospectus Supplement, which constitute a part of that registration statement, do not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our Securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our registered office at 155 Terence Matthews Crescent, Unit #1, Ottawa, Ontario, Canada, K2M 2A8 during normal business hours.

EXPERTS

The audited consolidated financial statements incorporated by reference in this Prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of KPMG LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to a specific offering of Securities, certain legal matters relating to the offering of the Securities will be passed upon on behalf of the Company by Fasken Martineau DuMoulin LLP with respect to matters of Canadian law and by Dorsey & Whitney LLP with respect to matters of United States law.

INTEREST OF EXPERTS AND COUNSEL

To our knowledge, none of the experts or counsel named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Securities.

566,040 Common Shares

DEFSEC Technologies Inc.

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

December 17, 2025